UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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LINCOLN ELECTRIC HOLDINGS, INC.

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LINCOLN ELECTRIC

2020 PROXY STATEMENT »

125
YEARS
CELEBRATING
1895-2020
LINCOLN
ELECTRIC
A HIGHER STANDARD

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NOTICE OF ANNUAL MEETING

ANNUAL MEETING
OF SHAREHOLDERS

ITEMS TO BE VOTED ON	RECOMMENDATION
PROPOSAL 1 To elect eleven Director nominees named in this Proxy Statement to hold office until the 2021 Annual Meeting	FOR all Director nominees	PAGE 18
PROPOSAL 2 To ratify the appointment of Ernst & Young LLP as Lincoln Electric’s independent registered public accounting firm for the year ending December 31, 2020	FOR this proposal	PAGE 78
PROPOSAL 3 To approve, on an advisory basis, the compensation of our named executive officers (NEOs) for 2019	FOR this proposal	PAGE 80

By Order of the Board of Directors, Christopher L. Mapes Chairman, President and Chief Executive Officer	Jennifer I. Ansberry Executive Vice President, General Counsel and Secretary

WE WILL BEGIN MAILING THIS PROXY STATEMENT ON OR ABOUT MARCH 20, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 22, 2020:

This Proxy Statement and the related form of proxy, along with our 2019 Annual Report on Form 10-K, are available free of charge at www.lincolnelectric.com/proxymaterials.

DATE & TIME

WEDNESDAY, APRIL 22, 2020

11:00 am ET

PLACE

Online at www.virtualshareholdermeeting.com/
LECO2020

ACCESS

Visit www.virtualshareholdermeeting.com/
LECO2020 to access the Annual Meeting. You
must have your 16-digit control number that is
printed on your proxy card.

PARTICIPATION

Submit pre-meeting questions online by visiting
www.proxyvote.com before Monday April 20,
2020 at 5:00 pm ET.

RECORD DATE

Shareholders of record on the close of
business on February 28, 2020 are entitled
to vote at the 2020 Annual Meeting.

HOW TO CAST YOUR VOTE Your vote is important! Please vote your shares promptly in one of the following ways:

BY INTERNET Visit www.proxyvote.com until April 21, 2020

BY PHONE Call 1-800-690-6903 by April 21, 2020

BY MAIL Sign, date and return your proxy card or voting instruction form, which must be received by April 21, 2020

DURING MEETING Vote online on April 22, 2020 during the Annual Meeting at
www.virtualshareholdermeeting.com/LECO2020

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BUSINESS OVERVIEW

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, automated joining, assembly and cutting systems, plasma and oxyfuel cutting equipment, and has a leading global position in brazing and soldering alloys. Headquartered in Cleveland, Ohio, U.S., we operate 59 manufacturing locations in 18 countries and distribute to over 160 countries. In 2019, we generated $3.0 billion in sales. As an innovation leader with the broadest portfolio of solutions and the industry’s largest team of technical sales representatives and application experts, we are known as the Welding Experts®. Our portfolio of welding and cutting solutions is designed to help customers achieve greater productivity and quality in their manufacturing and fabrication processes. We leverage our global presence and broad distribution network to serve an array of customers across various end markets including: general metal fabrication, energy, structural steel construction and infrastructure (commercial buildings and bridges), heavy industries (agricultural, mining, construction and rail equipment, as well as shipbuilding), and automotive/transportation.

OUR GLOBAL FOOTPRINT

For 125 years, we have achieved success through innovation and by aligning our stakeholders by providing:

•	Customers with a market leading product offering and superior technical application capability

•	Employees with an incentive and results driven culture, and

•	Shareholders with above market returns.

Our ten year “2020 Vision and Strategy” has focused on expanding our position as a valued, technical solutions-provider in our industry by accelerating innovation, operational excellence, and achieving best-in-class financial results through an economic cycle. The strategy is founded on our values and our six core capabilities and competitive advantages to drive growth and improve margin and return performance. Our six core capabilities are: welding process expertise, commercial excellence, product development, global network and reach, operational excellence and financial discipline.

In executing our “2020 Vision and Strategy,” we have pursued an aggressive acquisition strategy, accelerated our investments in R&D to enhance the value proposition and positioning of our solutions, and have emphasized engineered solutions for mission-critical applications. Additionally, we have focused on expanding our brand’s geographic and channel reach into attractive areas such as automation. Our efforts have largely been successful. Contributions from acquisitions, a strong vitality index of new products, and expanded market presence have helped improve margin performance and returns. Our focus on operational excellence, safety and sustainability initiatives have helped structurally improve our operations and have contributed to improved margins, cash flow generation and returns. We are well positioned for improved long-term operating performance of the business through the economic cycle.

Our financial performance against our “2020 Vision & Strategy” goals reflects progress across most metrics during the strategic plan period:

Key Financial Metrics	2020 Goal	2009–2019 Achievement[1]	Key Initiatives and Focus
Sales Growth CAGR	10% CAGR	6% Reported Sales CAGR // 7% Sales CAGR excluding FX and Venezuela results	• Increase R&D investments to raise our new product vitality index • Active acquisition program
Operating Income Margin	15% Average	12.1% Average Reported 12.9% Average Adjusted (Achieved a 5-year average 13.7% adjusted margin)	• Target attractive growth opportunities • Richen the portfolio mix through differentiated technologies and applications • Operational excellence
Return on Invested Capital (ROIC)	15% Average	17.3% Average	• Disciplined acquisition program with stringent ROIC and IRR goals • Margin expansion • Cash management
Average Operating Working Capital Ratio	15% at 2020	16.8% at 2019 (640 bps improvement vs. 2009)	• Effective cash cycle management • Inventory management

(1)	See Appendix A for definitions and/or reconciliations of these metrics to results reported in accordance with generally accepted accounting principles (GAAP).

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In 2019, the Company introduced its new long-term strategy, the “Higher Standard 2025 Strategy” (HS2025). HS2025 builds upon the financial and sustainability achievements from our “2020 Vision and Strategy” to ensure Lincoln Electric continues to deliver superior value to its stakeholders. The growth strategy leverages an active acquisition program and organic growth across our global footprint emphasizing differentiated, value-added solutions and technologies. The strategy continues to focus on achieving best-in-class financial and sustainability performance, as well as amplifying employee engagement. HS2025 leverages local and regionally-led investments and initiatives to advance four key areas in the Company, which will generate superior long-term value:

Customer Focused: Enhance our value proposition and the ease of doing business with us by leveraging our leading CRM system and investments in industry-segment market-facing teams, product portfolios and weld tech centers.

Employee Development: Improve opportunities for our employees to learn and grow through new development programs, resource groups, engagement initiatives, and enhanced HR systems and tools.

Solutions & Value: Develop solutions that improve customers’ ability to make their products better, safer and easier. Key initiatives include accelerated growth in automated solutions and additive services, enhanced software (IoT and AI), and designing greater efficiency and sustainability into new products.

Operational Excellence: Improve our quality, costs and processes by maximizing continuous improvement through our Lincoln Business System, further digitization of our operations and processes, and achievement of our sustainability goals.

The Higher Standard 2025 Strategy continues to emphasize performance against the following key financial metrics, which align with substantially all of the Company’s key short-term and long-term compensation metrics.

	HS2025 STRATEGIC PRIORITIES	SHORT-TERM COMPENSATION METRICS	LONG-TERM COMPENSATION METRICS
Sales Growth (organic & inorganic)	X	X (Individual Performance Goals or Business Unit Performance Goals May include Sales Growth)
Operating income margin expansion	X	X1 (Representative of EBITB)
Average Operating Working Capital Ratio	X	X1
Return on Invested Capital (ROIC)	X		X1

(1)	Performance measures used in the design of the executive compensation program are defined in Appendix A

THE HIGHER STANDARD 2025 STRATEGY SUSTAINABILITY GOALS

The Higher Standard 2025 Strategy also incorporates new long-term 2025 safety and environmental goals as follows (goals reflect targeted 2025 performance versus our 2018 baseline):

SAFETY Reduce Total Recordable Case Rates (TRCR) 52% (10% YoY)	GREENHOUSE GAS (GHG) EMISSIONS Reduce Absolute GHG emissions 10% (1.5% YoY)*	ENERGY INTENSITY Reduce intensity 16% (2.5% YoY)	RECYCLING & LANDFILL AVOIDANCE Increase recycling of all waste to 80% and divert 97% of eligible waste from landfills	WATER USE Reduce absolute water use 14% (2.1% YoY)
*Our GHG target is aligned with methodology 2 for science based targets and exceeds the annual threshold rate.

In addition, we focus on product stewardship to advance energy efficiency in our customers’ welding operations. We measure energy efficiency improvements achieved in our welding equipment as we transition our equipment portfolio from a transformer-based platform to a more efficient digital, inverter-based system.

PROXY SUMMARY

This section provides an overview of important items related to this Proxy Statement and the 2020 Annual Meeting. We encourage you to read the entire Proxy Statement for more information before voting.

2019 PERFORMANCE HIGHLIGHTS

We achieved solid returns, record cash flow generation, and 113% cash conversion in 2019, despite slowing industrial sector demand and weaker customer capital spending. Sales decreased approximately 1% to $3.0 billion primarily due to 3.5% lower organic sales, which were partially offset by a 4.3% benefit to sales from acquisitions. We held both operating income margin and adjusted operating income margin relatively steady by substantially mitigating the unfavorable impact of lower volumes on profitability with new products, price management, disciplined expense controls and operational initiatives. Our focus on operational excellence was reflected in our ability to exceed three of four of our long-term 2020 safety and environmental goals. These results demonstrate the continued structural improvements achieved in the business through our “2020 Vision and Strategy” and how the organization continues to advance towards best-in-class performance.

See Appendix A for definitions and/or reconciliation of these metrics to results reported in accordance with GAAP. Performance measures used in the design of the executive compensation program are presented within the Compensation Discussion and Analysis section.

We continue to focus on generating long-term value for our shareholders. In 2019, we returned $411 million to shareholders through our dividend program and share repurchases. Our financial performance and balanced approach to capital allocation resulted in a continued trend of strong total shareholder returns as detailed below.

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CORPORATE GOVERNANCE HIGHLIGHTS

Lincoln Electric has a solid track record of integrity and corporate governance practices that promote thoughtful management by its officers and Board of Directors, facilitating profitable growth while strategically balancing risk to maximize shareholder value. Below is a summary of certain Board and governance information with respect to 2019:

BOARD COMPOSITION AND PRACTICES
Size of Board	11
Number of independent Directors	10
Average age of Directors	63
Percent diverse (among independent directors)	30%
Board meetings held in 2019	5
New Directors in the last 5 years	3
Average tenure (years)	12.2
Annual election of Directors	✔
Majority voting policy for Directors	✔
Lead Independent Director	✔

Number of fully independent Board committees	4
Independent Directors meet without management	✔
Director attendance at Board & committee meetings	>75%
Mandatory retirement age (75)	✔
Stock ownership guidelines for Directors	✔
Annual Board and committee self-assessments	✔
Code of Conduct and Ethics for Directors, officers & employees	✔
No overboarded Directors (per ISS or Glass Lewis)	✔
Succession planning and implementation process	✔
Strategy, environmental & risk management oversight	✔
Corporate culture, diversity and inclusion oversight	✔

SHAREHOLDER PROTECTIONS
One share, One vote standard	✔
Dual-class common stock or Poison pill	✘
Cumulative voting	✘
Vote standard for Code of Regulations amendment	67%
Shareholder right to call a special meeting	✔*
Annual election of Directors	✔
Majority voting policy for Directors	✔
Lead Independent Director	✔
Executive sessions without management present	✔
* Special meetings can be called by shareholders holding not less than 25% of the voting power
COMPENSATION PRACTICES
Pay for Performance	✔
Annual Say-on-Pay Advisory Vote	✔
Compensation aligned with strategic goals and individual performance	✔
Incentive plans do not encourage excessive risk taking	✔
No excessive perquisites	✔
Robust stock ownership guidelines for NEOs	✔
Clawback policy	✔
Double-trigger change-in-control	✔
Anti-hedging/pledging policy	✔
CEO Pay Ratio	155:1

ENVIRONMENTAL, SOCIAL & GOVERNANCE (ESG) POLICIES AND ENVIRONMENTAL GOALS
Board oversight of corporate culture, diversity and inclusion	✔
Board oversight of ESG matters	✔
Global Code of Conduct and Ethics	✔
Human Rights Policy	✔
No-Harassment Policy	✔
Anti-Corruption Policy	✔
Supplier Code of Conduct	✔
Environmental, Health & Safety Policy	✔
Long-term Safety and Environmental Goals	✔

DIRECTOR NOMINEES AND BOARD SUMMARY

PROPOSAL 1 Election of 11 Directors to Serve until 2021 Annual Meeting

The Board recommends a vote FOR all Director Nominees.

Our Nominating and Corporate Governance Committee and our Board of Directors have determined that each of the Director nominees possesses the right skills, qualifications and experience to effectively oversee Lincoln Electric’s long-term business strategy.

	➜	See “Proposal 1 – Election of Directors” beginning on page 18 of this Proxy Statement.

You are being asked to vote on the election of eleven Director nominees. Selected biographical information of each Director nominee, as well as committee membership and committee chair information is listed below. Additional information can be found in the Director biographies under Proposal 1.

DIRECTOR NOMINEES

Name	Age	Director Since	Independent	Audit	Compensation & Executive Development	Nominating & Corporate Governance	Finance	Other Public Company Boards
Curtis E. Espeland (Lead Independent Director) Executive Vice President, Eastman Chemical Company	55	2012	✔	•			•	—
Patrick P. Goris Senior Vice President and CFO, Rockwell Automation, Inc.	48	2018	✔	•		•		—
Stephen G. Hanks Retired President and CEO, Washington Group International	69	2006	✔	♦			•	—
Michael F. Hilton Retired President and CEO, Nordson Corporation	65	2015	✔		•	•		2
G. Russell Lincoln President, N.A.S.T. Inc.	73	1989	✔	•			•	—
Kathryn Jo Lincoln Chair and CIO, Lincoln Institute of Land Policy	65	1995	✔		•	♦		—
William E. MacDonald, III Retired Vice Chairman, National City Corporation	73	2007	✔		♦		•	—
Christopher L. Mapes (Chairman) President and CEO, Lincoln Electric Holdings, Inc.	58	2010						1
Phillip J. Mason Retired President, EMEA Sector of Ecolab, Inc.	69	2013	✔		•		♦	1
Ben P. Patel Senior Vice President and Chief Technology Officer, Cooper Tire & Rubber Company	52	2018	✔	•		•		—
Hellene S. Runtagh Retired President and CEO, Berwind Group	71	2001	✔		•	•		—

♦ Chair  • Member

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COMPOSITION OF DIRECTOR NOMINEES

SKILLS, EXPERIENCE AND BACKGROUND

Senior Leadership Management 100%
Manufacturing Expertise 73%
Other Public Company Board Service 55%
Financial Acumen & Expertise 100%
International Operations Excellence 73%
M&A Experience 91%
Innovation Experience 55%
Sales/Marketing Experience 73%

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SUMMARY

PROPOSAL 2 Ratification of Independent Registered Public Accounting Firm

The Board recommends a vote FOR this proposal.

Our Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment Ernst & Young LLP as Lincoln Electric’s independent registered public accounting firm for the year ending December 31, 2020.

	➜	See “Proposal 2 – Ratification of Independent Registered Public Accounting Firm” beginning on page 78 of this Proxy Statement.

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

PROPOSAL 3 Approval, on an Advisory Basis, of Named Executive Officer Compensation

The Board recommends a vote FOR this proposal.

Our Board of Directors recommends that shareholders vote “FOR” the approval, on an advisory basis, of compensation of our named executive officers (NEOs) for 2019.

	➜	See “Proposal 3 – Approval, on an Advisory Basis, of Named Executive Officer Compensation” beginning on page 80 of this Proxy Statement and “Compensation Discussion and Analysis” beginning on page 37 of this Proxy Statement.

We have a long history of driving an incentive management culture, emphasizing pay for performance to align compensation with the achievement of enterprise, segment and individual goals.

We believe our compensation program and practices provide an appropriate balance between profitability, cash flow and returns, on the one hand, and suitable levels of risk-taking, on the other. This balance, in turn, aligns compensation strategies with shareholder interests, as reflected by the consistently high level of shareholders voting for the compensation of our NEOs.

2019 NAMED EXECUTIVE OFFICERS

The Compensation Discussion and Analysis (CD&A) provides information regarding our executive compensation programs for the following NEOs in 2019:

Christopher L. Mapes Chairman, President and Chief Executive Officer	Steven B. Hedlund Executive Vice President, President, International Welding
Vincent K. Petrella Executive Vice President, Chief Financial Officer and Treasurer	Jennifer I. Ansberry Executive Vice President, General Counsel and Secretary
George D. Blankenship Executive Vice President, President, Americas Welding

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ACTIONS TO FURTHER ALIGN EXECUTIVE COMPENSATION WITH SHAREHOLDER INTERESTS

The Compensation and Executive Development Committee of the Board reviews the framework of our executive compensation program to ensure executive pay aligns with our pay for performance philosophy. Our Compensation and Executive Development Committee has made a number of changes over the last few years to help ensure corporate performance aligns with shareholder interests, which has been reflected in the high approval of our “say-on-pay” proposals on the compensation of our NEOs at the 2019 Annual Meeting. In 2019, our Compensation and Executive Development Committee reviewed the overall design of our executive compensation program, particularly in light of the transition to the Higher Standard 2025 Strategy. The overall design of our executive compensation program was held consistent with policies developed in prior years.

2019 EXECUTIVE COMPENSATION PRACTICES
What We Do		What We Don’t Do
We have long-term compensation programs focused on profitability, net income growth, ROIC and total shareholder returns	✔	We do not allow hedging or pledging of our shares	✘
We use targeted performance metrics to align pay with performance	✔	We do not reprice stock options and do not issue discounted stock options without shareholder approval	✘
We maintain stock ownership guidelines (5x base salary for CEO; 3x base salary for other NEOs)	✔	We do not provide excessive perquisites	✘
We have shareholder-approved incentive plans	✔	We do not have multi-year guarantees for compensation increases	✘
We have a broad clawback policy	✔
We have a double-trigger change in control policy	✔

COMPENSATION FRAMEWORK & PHILOSOPHY

Our compensation program is designed to attract and retain exceptional employees. We also maintain a strong pay for performance culture. As indicated below, we design our compensation system to reflect current best practices, including setting base pay below the competitive market for each position, targeting incentive-based cash compensation above the competitive market and promoting quality corporate governance in compensation decisions. We believe these practices result in sustained, long-term shareholder value and reflect our philosophy that the pay for our best performers should align with the results of our long-term goals.

Percentile Rank

Our executive compensation program consists of three primary elements of total direct compensation: base salary (fixed), short-term incentive compensation (at-risk) in the form of an annual bonus (EMIP), and long-term incentive compensation (at-risk) in the form of stock options, restricted stock units (RSUs) and performance shares.

•  Base salary is the only component of total direct compensation that is fixed

•  Short-term incentive compensation is based on annual consolidated and, if applicable, segment performance, and individual performance

• Long-term incentive compensation is based on our financial performance over a three-year cycle • Variable, “at risk,” pay is a significant percentage of total compensation

AVERAGE MIX OF KEY COMPENSATION COMPONENTS AND KEY COMPENSATION METRICS

The following charts present the mix of 2019 target direct compensation for our Chief Executive Officer and all of our other NEOs. As shown below, 85% of our CEO’s compensation value and, on average, 71% of all of our other NEOs’ compensation value was “at risk,” with the actual amounts realized based on annual and long-term performance as well as our stock price.

We use the following six key financial performance measures to evaluate results across short-term and long-term periods.

Key Performance Metrics Tied to Executive Compensation
Metric	Short-Term Compensation (Annual Bonus)	Long-Term Incentive Compensation Program (3-yr Performance Cycle)
EBITB[1,2] (Earnings before interest, taxes and bonus)	✔
Average Operating Working Capital to Sales[2] ratio	✔
Consolidated, segment and individual performance	✔
Adjusted Net Income[2] growth		✔
Return on Invested Capital (ROIC)[2]		✔
Total Shareholder Return (TSR)[2]		✔

(1)	EBITB is an internal measure that tracks our adjusted operating income.

(2)	Performance measures used in the design of the executive compensation program are defined in Appendix A.

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LINCOLN ELECTRIC HOLDINGS, INC.

Cautionary Note on Forward-Looking Statements: This Proxy Statement contains forward-looking statements regarding Lincoln Electric’s strategy and current expectations within the applicable securities laws and regulations. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance,” or words of similar meaning. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as political unrest, acts of terror, natural disasters and pandemics (such as COVID-19/coronavirus), on the Company or its customers, suppliers and the economy in general. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019. These forward-looking statements speak only as of the date on which such statements were made, and we undertake no obligation to update these statements except as required by federal securities law.

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PROPOSAL 1—ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Curtis E. Espeland Patrick P. Goris Stephen G. Hanks Michael F. Hilton	G. Russell Lincoln Kathryn Jo Lincoln William E. MacDonald, III Christopher L. Mapes	Phillip J. Mason Ben P. Patel Hellene S. Runtagh

All of the Director nominees have been previously elected by our shareholders.

Each of the nominees has agreed to stand for re-election. The biographies of all of our Director nominees can be found later in this section.

If any Director nominee is unable to stand for election, the Board may provide for a lesser number of nominees or designate a substitute. In the latter event, shares represented by proxies solicited by the Directors may be voted for the substitute. We have no reason to believe that any of the nominees will be unable to stand for election.

MAJORITY VOTING POLICY

The Director nominees receiving the greatest number of votes will be elected (plurality standard). However, our majority voting policy states that any Director who fails to receive a majority of the votes cast in an uncontested director election in his/ her favor is required to submit his/her resignation to the Board. The Nominating and Corporate Governance Committee of the Board would then consider each resignation and determine whether to accept or reject it, with full Board approval of such decision. Abstentions and broker non-votes will have no effect on the election of a Director and are not counted under our majority voting policy. Holders of common stock do not have cumulative voting rights with respect to the election of a Director.

YOUR BOARD RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE LISTED ABOVE

ANNUAL MEETING ATTENDANCE; NO SPECIAL ARRANGEMENTS

Directors are expected to attend each annual meeting. The Director nominees plan to attend this year’s Annual Meeting. At the 2019 Annual Meeting, all of our then-current Directors were in attendance, except for Mr. Goris, who was unable to attend in person.

None of the Director nominees has any special arrangement or understanding with any other person pursuant to which the Director nominee was or is to be selected as a Director or nominee. There are no family relationships, as defined by Securities and Exchange Commission (SEC) rules, among any of our Directors or executive officers. SEC rules define the term “family relationship” to mean any relationship by blood, marriage or adoption, not more remote than first cousin.

DIRECTOR NOMINEES

CURTIS E. ESPELAND Director since 2012 Lead Independent Director since 2018 COMMITTEES: Audit Finance AGE: 55 OTHER PUBLIC COMPANY DIRECTORSHIPS: None	PATRICK P. GORIS Director since 2018 COMMITTEES: Audit Nominating and Corporate Governance AGE: 48 OTHER PUBLIC COMPANY DIRECTORSHIPS: None

Experience

Mr. Espeland has served as the Executive Vice President of Eastman Chemical Company, an advanced materials and specialty additives manufacturer, since February 2020. He also served as Executive Vice President and Chief Financial Officer from January 2014 to February 2020, Senior Vice President and Chief Financial Officer from 2008 to January 2014 and Vice President, Finance and Chief Accounting Officer from 2005 to 2008 at Eastman Chemical Company.

Reasons for Nomination

•  Extensive experience in corporate finance and accounting, having served in various finance and accounting roles, and ultimately as the Chief Financial Officer, at a large publicly-traded company.

•  Significant experience in the areas of strategy, mergers and acquisitions, taxation and enterprise risk management.

•  International auditing experience having served as an independent auditor at Arthur Andersen LLP, working in both the United States and abroad (Europe and Australia).

•  The Board has determined that Mr. Espeland’s extensive accounting and financial experience qualifies him as an “audit committee financial expert.”

•  Valuable insight into advancing the business priorities of Lincoln Electric’s international operations gained from his international business experience.

•  Valuable knowledge of key governance matters gained as a director of Lincoln Electric.

Experience

Mr. Goris has served as the Senior Vice President and Chief Financial Officer of Rockwell Automation, a global industrial automation and information solutions provider, since February 2017. He also served as Vice President, Investor Relations and Vice President, Finance, Architecture and Software from 2015 to 2017 and Vice President, Finance, Architecture and Software and Operations and Engineering Services from 2013 to 2015 at Rockwell Automation.

Reasons for Nomination

•  Relevant global financial expertise from serving in various finance roles, and ultimately as the Chief Financial Officer, of a publicly-traded, multinational organization.

•  Extensive experience in accounting, financial planning and analysis, investor relations and mergers and acquisitions.

•  Experience with a global industrial automation and information solutions company provides Mr. Goris with broad exposure to digital operations and “smart” manufacturing solutions using data and analytics, which enhances operational intelligence, productivity and risk management in manufacturing processes. These are key initiatives for our business and our customers’ businesses.

•  The Board has determined that Mr. Goris’ extensive accounting and financial experience qualifies him as an “audit committee financial expert.”

•  Valuable knowledge of key governance matters gained as a director of Lincoln Electric.

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STEPHEN G. HANKS Director since 2006 COMMITTEES: Audit (Chair) Finance AGE: 69 OTHER PUBLIC COMPANY DIRECTORSHIPS: None

MICHAEL F. HILTON

Director since 2015

COMMITTEES:

Compensation and Executive Development

Nominating and Corporate Governance

AGE: 65

OTHER PUBLIC COMPANY DIRECTORSHIPS:

Ryder Systems, Inc. (NYSE: R)

since 2012

Regal Beloit Corporation (NYSE: RBC) since December 2019

Experience

Mr. Hanks spent 30 years with global engineering and construction company Morrison Knudsen Corporation and its successor, Washington Group International, Inc., serving the last eight years as President, Chief Executive Officer and a member of its Board of Directors, retiring in January 2008. Mr. Hanks also formerly served as Washington Group’s Executive Vice President, Chief Legal Officer and Secretary. In addition, Mr. Hanks has extensive board experience, previously serving as a director of McDermott International, Inc. (NYSE: MDR) from 2009 to May 2018 and Babcock & Wilcox Enterprises, Inc. (NYSE: BW) from 2010 to March 2018.

Reasons for Nomination

•  Executive leadership experience, both as CEO and CFO, of a U.S., publicly-traded company with international reach.

•  Diverse professional skill set, including finance (having served as CFO of Morrison Knudsen) and legal and governance competencies (such as enterprise risk management, corporate compliance and legal strategy).

•  The Board has determined that Mr. Hanks’ experience as a CEO and CFO of a publicly-traded company qualifies him as an “audit committee financial expert.”

•  Valuable knowledge of key governance matters gained as a director of Lincoln Electric and several other publicly-traded companies.

Experience

Mr. Hilton recently retired as the President and Chief Executive Officer of Nordson Corporation (Nasdaq: NDSN), a company that engineers, manufactures and markets differentiated products and systems used for precision dispensing of adhesives, coatings, sealants, biomaterials, polymers, plastics and other materials, fluid management, test inspection, UV curing and plasma surface treatment, a position he held since 2010. During his tenure at Nordson Corporation, Mr. Hilton also served as a director. Prior to joining Nordson, Mr. Hilton was Senior Vice President and General Manager for Air Products and Chemicals, Inc., a global company that provides a unique portfolio of atmospheric gases, process and specialty gases, performance materials, and equipment and services, with specific responsibility for leading its $2 billion global Electronics and Performance Materials segment.

Reasons for Nomination

•  With over 30 years of global manufacturing experience, Mr. Hilton brings to the Board an intimate understanding of management leadership.

•  Extensive experience with strategy development and day-to-day operations of a multi-national company, including product line management, new product technology, talent development, manufacturing, distribution and other sales channels, business processes, international operations and global markets expertise.

•  Valuable knowledge of key governance matters gained as a director of Lincoln Electric and several other publicly-traded companies.

G. RUSSELL LINCOLN Director since 1989 COMMITTEES: Audit Finance AGE: 73 OTHER PUBLIC COMPANY DIRECTORSHIPS: None	KATHRYN JO LINCOLN Director since 1995 COMMITTEES: Compensation and Executive Development Nominating and Corporate Governance (Chair) AGE: 65 OTHER PUBLIC COMPANY DIRECTORSHIPS: None

Experience

Mr. Lincoln has served as the president of N.A.S.T. Inc., a personal investment firm, since 1996. Prior to joining N.A.S.T. Inc., Mr. Lincoln served as the Chairman and Chief Executive Officer of Algan, Inc.

Reasons for Nomination

•  As an entrepreneurial businessman with executive leadership and investment experience, including 25 years running a $50 million business, Mr. Lincoln understands business risk and the importance of hands on management.

•  Experience as a board member of various organizations, including as a board member of the Cleveland Museum of Natural History.

•  As the grandson of James F. Lincoln and as a long-term trustee, Mr. Lincoln provides the Board with his historic perspective on the Company’s unique culture and its incentive management system.

•  Valuable knowledge of key governance matters gained as a director of Lincoln Electric.

Experience

Ms. Lincoln has served as the Board Chair and Chief Investment Officer of the Lincoln Institute of Land Policy, an independent, global foundation focused on addressing significant policy issues through innovation land use and taxation methods, since 1996. As Chief Investment Officer, Ms. Lincoln manages and directs all aspects of the Institute’s endowment, including strategic asset allocation and policy development, which have contributed to its current $600 million asset base. In her role as Chair, she plays a crucial role in the strategic direction and planning of the Institute, with ongoing involvement in the development of education programs, demonstration projects and impact measurement. Ms. Lincoln is a member of the Board of HonorHealth Network, and Claremont Lincoln University, and formerly served as a director of Johnson Bank Arizona, N.A. She is also the Co-Chair of the International Center for Land Policy Studies and Training in Taiwan.

Reasons for Nomination

•  Extensive leadership experience, addressing strategic planning, asset allocation matters and corporate governance.

•  As a Lincoln family member and long-standing Director of Lincoln Electric, Ms. Lincoln has a keen sense of knowledge about Lincoln Electric, its culture and the founding principles.

•  Broad experience and commitment to board and corporate governance excellence, named as a Board Leadership Fellow of the National Association of Corporate Directors.

•  Valuable knowledge of key governance matters gained through her various directorships, including as a director of Lincoln Electric.

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WILLIAM E. MACDONALD, III Director since 2007 COMMITTEES: Compensation and Executive Development (Chair) Finance AGE: 73 OTHER PUBLIC COMPANY DIRECTORSHIPS: None	CHRISTOPHER L. MAPES Director since 2010 Chairman since 2013 COMMITTEES: None AGE: 58 OTHER PUBLIC COMPANY DIRECTORSHIPS: The Timken Company (NYSE: TKR) since 2014

Experience

Mr. MacDonald is the former Vice Chairman of National City Corporation, a diversified financial holding company, a position he held from 2001 until his retirement in 2006, where he was responsible for its seven-state regional and national corporate banking businesses, the Risk Management and Credit Administration unit, Capital Markets and the Private Client Group. Mr. MacDonald joined National City in 1968 and, during his tenure, held a number of key management positions, including Senior Executive Vice President of National City Corporation and President and Chief Executive Officer of National City’s Ohio bank.

Reasons for Nomination

•  Extensive experience leading a large corporate organization with over 35,000 employees and structuring complex financing solutions for large and middle-market businesses.

•  Experience addressing human resources and development challenges facing a publicly-traded company.

•  Valuable knowledge of key governance matters gained as a director of Lincoln Electric and several other publicly-traded companies.

Experience

Mr. Mapes is the Chairman, President and Chief Executive Officer of Lincoln Electric. Mr. Mapes has served as President and Chief Executive Officer since December 2012. In December 2013, Mr. Mapes was appointed as Chairman of the Board in addition to his other responsibilities. From September 2011 to December 2012, Mr. Mapes served as the Chief Operating Officer of Lincoln Electric. From 2004 to August 2011, Mr. Mapes served as an Executive Vice President of A.O. Smith Corporation, a global manufacturer with a water heating and water treatment technologies business, which has residential, commercial, industrial and consumer applications, and the President of its former Electrical Products unit. Mr. Mapes started his career with General Motors and has held roles in industrial manufacturing for over 35 years.

Reasons for Nomination

•  Extensive leadership experience in large, global publicly-traded companies engaged in manufacturing operations.

•  Keen understanding of the manufacturing industry and challenges organizations face growing globally.

•  In addition to business management experience, Mr. Mapes has an MBA and a law degree.

•  Valuable knowledge of key governance matters gained as a director of Lincoln Electric.

PHILLIP J. MASON Director since 2013 COMMITTEES: Compensation and Executive Development Finance (Chair) AGE: 69 OTHER PUBLIC COMPANY DIRECTORSHIPS: GCP Applied Technologies (NYSE: GCP) since 2016	BEN P. PATEL Director since 2018 COMMITTEES: Audit Nominating and Corporate Governance AGE: 52 OTHER PUBLIC COMPANY DIRECTORSHIPS: None

Experience

Mr. Mason is the former President of the Europe, Middle East

& Africa Sector (EMEA Sector) of Ecolab, Inc., a leading provider of food safety, public health and infection prevention products and services, a position he held from 2010 until his retirement in 2012. Prior to leading Ecolab’s EMEA Sector, Mr. Mason had responsibility for Ecolab’s Asia Pacific and Latin America businesses as President of Ecolab’s International Sector from 2005 to 2010 and as Senior Vice President, Strategic Planning in 2004.

Reasons for Nomination

•  Executive leadership experience in an international business unit for a U.S. publicly-traded company, providing Mr. Mason extensive international business expertise, business-to-business and industrial sector experience.

•  Extensive international business experience, starting, developing and growing businesses abroad, in both mature and emerging markets, having established businesses in China, South Korea, Southeast Asia, Brazil, India, Russia, Africa and the Middle East.

•  Strong finance and strategic planning proficiency, including merger and acquisition experience, along with significant experience working with and advising boards on diverse issues confronting companies with international operations.

•  Valuable knowledge of key governance matters gained as a director of Lincoln Electric.

Experience

Mr. Patel has served as Senior Vice President, Chief Technology Officer of Cooper Tire & Rubber Company, a global manufacturer of specialized passenger car, light truck, medium truck, motorcycle and racing tires since November 2019. He previously served as Senior Vice President and Chief Technology Officer of Tenneco, Inc., a manufacturer of automotive emission control and ride control products and systems. During his 8-year tenure at Tenneco, beginning in 2011, he held roles leading regional advanced technology development and establishing a global research and development organization. Prior to joining Tenneco, Mr. Patel held numerous positions with increasing responsibility, including senior scientist, at the General Electric Company during his thirteen-year tenure with the organization.

Reasons for Nomination

•  Over 20 years of experience serving with publicly-traded, global products and technology companies.

•  Broad expertise in material science, automation and “smart” systems, as well as extensive research and development experience.

•  Mr. Patel has been a leader in global innovation and research initiatives, which lends tremendous support to our focus on being an innovation leader in our industry and our advanced manufacturing growth strategy, which helps customers identify value and efficiencies in their welding and cutting operations.

•  Valuable knowledge of key governance matters gained as a director of Lincoln Electric.

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HELLENE S. RUNTAGH Director since 2001 COMMITTEES: Compensation and Executive Development Nominating and Corporate Governance AGE: 71 OTHER PUBLIC COMPANY DIRECTORSHIPS: None

Experience

Ms. Runtagh is the former President and Chief Executive Officer of the Berwind Group, a diversified pharmaceutical services, industrial manufacturing and real estate company, a position she held in 2001. From 1997 through 2001, Ms. Runtagh was Executive Vice President of Universal Studios, a media and entertainment company. Prior to joining Universal Studios, Ms. Runtagh spent 27 years at General Electric Company, a diversified industrial company, in a variety of leadership positions. In addition, Ms. Runtagh has extensive board experience, previously serving as a director of Harman International Industries (NYSE: HAR) from 2008 to 2017, NeuStar, Inc. (NYSE: NSR) from 2006 to 2017, and several other publicly-traded companies.

Reasons for Nomination

•  Over 30 years of experience in management positions with technology focused global companies, with responsibilities in management ranging from marketing and sales to finance, as well as engineering and manufacturing.

•  Diverse management experience, including growing businesses while maintaining high corporate governance standards.

•  Extensive experience as a director of publicly-traded companies.

•  Valuable knowledge of key governance matters gained as a director of Lincoln Electric and several other publicly-traded companies.

CORPORATE GOVERNANCE

GOVERNANCE FRAMEWORK

At Lincoln Electric, we are committed to effective corporate governance and high ethical standards. We adhere to our ethical commitments in every aspect of our business, including our commitments to each other, in the marketplace and in the global, governmental and political arenas. These commitments are spelled out in our Code of Corporate Conduct and Ethics, which applies to all of our employees (including our principal executive and senior financial officers) and Directors.

We encourage you to visit our website at www.lincolnelectric.com, where you can find detailed information about our corporate governance programs/policies including:

• Code of Corporate Conduct and Ethics • Governance Guidelines	• Charters for our Board Committees • Director Independence Standards

CORPORATE GOVERNANCE HIGHLIGHTS

BOARD OF DIRECTORS

•  Our Board held five meetings in 2019

•  During 2019, each of our Directors attended at least 75% of the total full Board meetings and meetings of committees on which he or she served

•  Size of Board—11

•  Plurality vote with director resignation policy for failures to receive a majority vote in uncontested director elections

•  Lead Independent Director

•  All Directors are expected to attend the Annual Meeting

BOARD COMPOSITION

•  Number of independent Directors—10

•  Diverse Board including a complementary mix of backgrounds, experiences and expertise, as well as balanced mix of ages, tenure of service and gender

•  Several current and former CEOs

•  Global experience

•  Audit Committee has multiple financial experts

BOARD PROCESSES

•  Independent Directors meet without management present

•  Annual Board and Committee self-assessments

•  Board orientation program

•  Governance Guidelines approved by Board

•  Board plays active role in risk oversight

•  Full Board review of succession planning annually

BOARD ALIGNMENT WITH SHAREHOLDERS

•  Annual equity grants align interests of Directors and officers with shareholders

•  Annual advisory approval of named executive officer compensation

•  No poison pill

•  Stock ownership guidelines for Directors and officers

COMPENSATION

•  No employment agreements

•  Executive compensation is tied to performance—85% of CEO target pay and 71% of all of our other NEO target pay is performance-based (at risk)

•  Anti-hedging and anti-pledging policies for Directors and officers

•  Recoupment/clawback policy

INTEGRITY AND COMPLIANCE

•  Code of Conduct and Ethics for employees, officers and Directors

•  Environmental, health and safety guidelines and goals, including long-term sustainability goals

•  Annual compliance training relative to ethical behavior

•  Enterprise risk management program with Board oversight

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SHAREHOLDER ENGAGEMENT

Lincoln Electric is committed to engaging in constructive conversations with shareholders and nurturing long-term relationships with the investment community. We maintain an active shareholder engagement program where executives and management from various departments meet with shareholders regularly to discuss a variety of topics including business performance, strategic initiatives, corporate governance practices, corporate sustainability initiatives, executive compensation, and other matters of shareholder interest. In addition, director attendance at our annual meeting provides shareholders an opportunity to communicate with Board members. The Board values an active investor relations program as they believe that shareholder input strengthens their role as an informed and engaged fiduciary.

Our shareholder engagement program includes participation at investor conferences, holding meetings and tours at Lincoln Electric, visiting investors at their offices, hosting tradeshow tours, being accessible to shareholder inquiries throughout the year and communicating with transparency. In 2019, we implemented an investment community perception study and sought participation from shareholders who represent over 41 percent of our outstanding shares, sellside analysts, and nonshareholders. In addition, we reached out to investors representing over 44 percent of our outstanding shares to discuss corporate governance and sustainability matters. We gained good insights on our practices and policies and received positive feedback on the execution of our strategy, corporate governance, executive compensation, environmental, health and safety practices, and our investor relations program.

CORPORATE SUSTAINABILITY MATTERS

The Board recognizes the importance of achieving our goals responsibly and the alignment of our key stakeholders drives long-term value creation.

Our approach to sustainability began 125 years ago by our founders who established the Company under the guiding principle of The Golden Rule: Treating others how you would like to be treated. Our culture, values and our commitment to diversity and inclusion reflect The Golden Rule and guide our purpose of operating by a higher standard to build a better world.

Our governance structure for sustainability includes Board oversight with sustainability metrics incorporated into our CEO’s annual goals. Our Executive Vice President and General Counsel oversees environmental, health and safety (EH&S) initiatives and global reporting, and works closely with business unit leadership and local facilities to implement, monitor and measure our results.

The following policies and business practices exemplify Lincoln Electric’s commitment to sustainability matters:

•  Our guiding principle is The Golden Rule;

•  Our Code of Conduct and Ethics;

•  Our Supplier Code of Conduct;

•  Health, safety and wellness initiatives for our employees, customers and communities, including diversity councils and various resource groups;

•  Our Human Rights Policy;

•  Equal employment opportunities, along with our pledge to treat employees fairly, with dignity, and without discrimination in any form;

•  Focus on improving environmental performance, including long-term safety and environmental goals and reporting;

•  Training and development programs to attract and retain high performing employees and help them reach their full potential;

•  Community engagement through employee-led fundraisers, grants provided by The Lincoln Electric Foundation, in-kind gifts, and an employee matching and “Dollars for Doers” program to support volunteerism; and

•  Positively impacting manufacturing and industry by promoting the art and science of welding among students and young professionals through our business initiatives, partnerships with schools and associations, and programming at the J.F. Lincoln Foundation.

OUR BOARD OF DIRECTORS

Our Board oversees management in the long-term interest of Lincoln Electric and our shareholders. The Board’s major responsibilities include:

•  Overseeing the conduct of our business

•  Reviewing and approving key financial objectives, strategic and operating plans and other significant actions

•  Evaluating CEO and senior management performance and determining executive compensation

•  Planning for CEO succession and monitoring management’s succession planning for other key executives

•  Establishing an appropriate governance structure, including appropriate Board composition and succession planning

•  Overseeing enterprise risk management

•  Overseeing the ethics and compliance program

•  Overseeing ESG and diversity matters

HOW WE SELECT DIRECTOR NOMINEES

In evaluating Director candidates, including persons nominated by shareholders, the Nominating and Corporate Governance Committee expects that any candidate must have these minimum qualifications:

•  Demonstrates character, integrity and judgment

•  High-level managerial experience or experience dealing with complex business matters

•  Ability to work effectively with others

•  Sufficient time to devote to the affairs of Lincoln Electric

• Specialized experience and background that will add to the depth and breadth of the Board • Independence as defined by the Nasdaq listing standards (for non-employee Directors) • Financial literacy

BOARD DIVERSITY

To maintain Board diversity, the Nominating and Corporate Governance Committee is committed to include in each director candidate search individuals that represent diversity of race and gender. The Nominating and Corporate Governance committee also considers diversity of national origin, professional background and capabilities, knowledge of specific industries, and geographic experience. Throughout 2019, the Nominating and Corporate Governance Committee reviewed the skills, qualifications and experience of each Director nominee to ensure that each can effectively oversee Lincoln Electric’s long-term business strategy.

Lincoln Electric is also committed to having Director candidates that can provide perspective on the industry challenges that we face and our long-term commitment to a pay for performance culture. When recruiting new Director candidates, the process typically involves a recognized search firm, the CEO and/or a member of the Nominating and Corporate Governance Committee (usually, the Chair) contacting the prospective director to gauge his or her interest and availability. The candidate will then meet with several members of the Board, including our Lead Independent Director. At the same time, the search firm will contact references for the prospect. A background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

Shareholders may nominate one or more persons for election as Director of Lincoln Electric. The process for doing so is set forth in the FAQs section of this Proxy Statement.

DIRECTOR INDEPENDENCE

Each of our non-employee Directors meets the independence standards set forth in the Nasdaq listing standards, which are reflected in our Director Independence Standards. To be considered independent, the Nominating and Corporate Governance Committee must affirmatively determine that the director has no material relationship with Lincoln Electric.

During 2019, the independent Directors met in regularly scheduled Executive Sessions in conjunction with each of the Board meetings. The Lead Independent Director presided over these sessions.

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BOARD LEADERSHIP

Our Chairman, President and CEO is responsible for planning, formulating and coordinating the development and execution of our corporate strategy, policies, goals and objectives. He is accountable for Lincoln Electric’s performance and:

•  reports directly to our Board, who reviews and approves his annual performance objectives;

•  works closely with our management to develop our strategic plan;

•  works with our management on transactional matters by networking with strategic relationships;

•  promotes and monitors the Board’s fulfillment of its oversight and governance responsibilities;

•  encourages the Board to set and implement our goals and strategies;

•  establishes procedures to govern our Board’s work;

•  oversees the execution of the financial and other decisions of our Board;

•  makes available to all members of our Board opportunities to acquire sufficient knowledge and understanding of our business to enable them to make informed judgments;

•  presides over meetings of our shareholders; and

•  sets the agenda for, and presides over, Board meetings.

Mr. Mapes, our President and CEO, serves as Chairman in addition to his other responsibilities. Our Board believes having one individual serve as Chairman and CEO is beneficial to us because the dual role enhances Mr. Mapes’ ability to provide direction and insight on strategic initiatives impacting us and our shareholders. The Board also believes the dual role is consistent with good corporate governance practices because it is complemented by a Lead Independent Director.

LEAD INDEPENDENT DIRECTOR

Our Lead Independent Director focuses on overseeing the Board’s processes and prioritizing the right areas of focus. Our Lead Independent Director is appointed each year by the independent Directors and serves as a liaison between the Chairman of the Board and the independent Directors. Specifically, the Lead Independent Director has the following duties, responsibilities, and expectations:

•  Collaborates with the Chairman, the Secretary and senior management on the format and adequacy of the information that Directors receive and on the effectiveness of the Board meeting process.

•  Acts independently of the Chairman to review and approve Board meeting agendas and schedules.

•  Acts as a sounding board to the Chairman of the Board on key aspects of the business, and assists in promoting sound corporate governance practices.

Mr. Curtis Espeland currently serves as our Lead Independent Director, a position he has held since the 2018 Annual Meeting. Mr. Espeland was elected to our Board in February 2012. During his tenure on our Board, he has established strong working relationships with his fellow directors, and assisted with the onboarding of our two most recently elected directors.

• Calls meetings of the independent Directors as he or she sees fit, presiding over such meetings. • Speaks on behalf of Lincoln Electric, as the Board determines necessary.

BOARD ROLE IN ENTERPRISE RISK MANAGEMENT

In the ordinary course of business, we face various strategic, operating and compliance risks. Our enterprise risk management process seeks to identify and address risks to the organization. Our Board oversees the management of these risks on an enterprise-wide basis, and the Lead Independent Director promotes our Board’s engagement in this process. A fundamental part of the process is to understand the Company’s risks, and to provide oversight as to how management is addressing these risks. The full Board reviews with management its process for enterprise risk management. In addition, the Audit Committee is charged with overseeing the Company’s risk assessment and management process each year, including ensuring that management has instituted processes to identify critical risks and has developed plans to manage such risks.

The Company maintains a risk management review process where risk is assessed throughout our entire organization, and is reported to a corporate risk committee comprised of members of our various business units and control functions. Each year, the committee identifies critical risks to the organization and those that are determined to be “high priority” risks are reported to the executive management committee and the Board. Thereafter, “high priority” risks are assigned, as appropriate, to various Board Committees, or to the Board as a whole, for further review, analysis and development of appropriate plans for management and mitigation.

BOARD ROLE IN STRATEGY OVERSIGHT

One of the Board’s key responsibilities is overseeing the Company’s strategic planning process, including reviewing the steps taken to develop strategic plans and approving the final plans. In 2019, this included overseeing the implementation and execution of the Higher Standard 2025 Strategy. Developing the Higher Standard 2025 Strategy involved a high level of engagement between senior management and the Board. Our Board regularly discusses the key priorities of our Company, taking into consideration global economic, consumer and other significant trends. The Company’s long-term strategic plan is reviewed regularly with the Board, along with its annual operating plan, capital structure and sustainability performance.

COMPENSATION-RELATED RISK

We regularly assess risks related to our compensation and benefit programs, including our executive compensation programs, and our Compensation and Executive Development Committee is actively involved in those assessments. In addition, Willis Towers Watson, a compensation consultant engaged by management, has provided a risk assessment of our executive compensation programs in the past. Although we have a long history of pay for performance and incentive-based compensation, we believe our compensation programs contain many mitigating factors to ensure that our employees are not encouraged to take unnecessary risks.

As a result of all these efforts, we do not believe the risks arising from our executive compensation policies and practices are reasonably likely to have a material adverse effect on Lincoln Electric.

RELATED PARTY TRANSACTIONS

Any related party transactions concerning Lincoln Electric and any of its Directors, officers or other employees (or any of their immediate family members) are to be disclosed to, reviewed by and approved by the Chief Compliance Officer and the Audit Committee. We define “related party transactions” generally as transactions in which the self-interest of the employee, officer or Director may be at odds or conflict with the interests of Lincoln Electric, such as doing business with entities that are or may be controlled or significantly influenced by such persons or their immediate family members. We have adopted a related party transaction policy which has been approved by our full Board.

In February 2020, the Audit Committee considered and approved a related party transaction involving P&R Specialty, Inc., a supplier to Lincoln Electric. Greg D. Blankenship, the brother of George D. Blankenship, our Executive Vice President, President, Americas Welding, is the sole stockholder and President of P&R Specialty, Inc. During 2019, we purchased approximately $2.2 million worth of products from P&R Specialty in ordinary course of business transactions. George D. Blankenship has no ownership interest in or any involvement with P&R Specialty. We believe that the transactions with P&R Specialty were, and are, on terms no less favorable to us than those that could have been obtained from unaffiliated parties.

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OUR BOARD COMMITTEES

We have separately designated standing Audit, Compensation and Executive Development, and Nominating and Corporate Governance Committees established in accordance with applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC and Nasdaq rules. The Board also has designated a standing Finance Committee.

Each committee has a charter, which details all of the committee’s roles and responsibilities. The following summaries set forth the principal responsibilities of each of committee, as well as other information regarding their makeup and operations. A copy of each committee’s charter may be found on our website at www.lincolnelectric.com.

Audit Committee		Compensation and Executive Development Committee
Chair: Stephen G. Hanks (Chair)	Members: Curtis E. Espeland Patrick P. Goris G. Russell Lincoln Ben P. Patel	Chair: William E. MacDonald, III	Members: Michael F. Hilton Kathryn Jo Lincoln Phillip J. Mason Hellene S. Runtagh
Meetings held in 2019: 7
Meetings held in 2019: 6

Key Responsibilities

•  Independent auditor engagement

•  Reviews financial statements and disclosures, interim financial reports and earnings press releases

•  Reviews significant litigation and legal matters

•  Oversees enterprise risk management, risk assessment, ethics and compliance programs

•  Reviews and evaluates the scope and performance of the internal audit function

•  Review of internal controls over financial reporting

Each of the members of our Audit Committee meets the independence standards set forth in the Nasdaq listing standards and have likewise been determined by the Board to have the financial competency required by the listing standards. In addition, because of the professional training and past employment experience of Messrs. Hanks, Espeland and Goris, the Board has determined that they are financially sophisticated Audit Committee Members under the Nasdaq listing standards and qualify as “audit committee financial experts” in accordance with SEC rules. Shareholders should understand that the designation of Messrs. Hanks, Espeland and Goris as “audit committee financial experts” is a disclosure requirement and that it does not impose upon them any duties, obligations or liabilities that are greater than those generally imposed on them as members of the Audit Committee and the Board.

Key Responsibilities

•  Reviews and recommends to the Board total compensation of our CEO, and reviews and establishes total compensation of our other executive officers

•  Evaluates performance (along with full Board) of our CEO and other executive officers

•  Monitors development, selection process and succession planning of key management

•  Reviews and recommends to the Board, in conjunction with the Nominating and Corporate Governance Committee, the appointment and removal of elected officers

•  Oversees executive compensation policies, practices and programs, as further described in the CD&A

•  Reviews and recommends to the Board new or amended executive compensation plans with our executive officers

Each of the members of our Compensation and Executive Development Committee meets the independence standards set forth in the Nasdaq listing standards and each of whom is deemed to be (1) an outside Director within the meaning of Section 162(m) of the U.S. Internal Revenue Code, and (2) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. The Compensation and Executive Development Committee may, in its discretion, delegate specific duties, responsibilities and authority to a subcommittee, one or more Committee members or one or more executive officers, to the extent permitted by applicable law and stock exchange rules and regulations.

Nominating and Corporate Governance Committee		Finance Committee
Chair: Kathryn Jo Lincoln	Members: Patrick P. Goris Michael F. Hilton Ben P. Patel Hellene S. Runtagh	Chair: Phillip J. Mason	Members: Curtis E. Espeland Stephen G. Hanks G. Russell Lincoln William E. MacDonald, III
Meetings held in 2019: 5
Meetings held in 2019: 6

Key Responsibilities

•  Reviews our corporate governance framework including external developments related to corporate governance matters

•  Reviews appropriate composition of the Board, identifies Board candidates and recommends Director nominees

•  Reviews shareholder proposals and shareholder engagement activities

•  Reviews non-employee Director compensation program in light of best practices and makes recommendations to the Board

•  Reviews Director independence and makes recommendations to the Board

•  Oversees the self-evaluation process of the Board and Committees

•  Reviews environmental, social and governance matters

Each of the members of our Nominating and Corporate Governance Committee meets the independence standards set forth in the Nasdaq listing standards.

Key Responsibilities

•  Reviews financial performance, including comparing financial performance to budgets and goals

•  Reviews capital allocation strategy, dividend and share repurchasing strategies

•  Reviews operating budgets

•  Reviews capital expenditures

•  Reviews M&A activity and integration performance

•  Oversees strategic planning and financial policy matters

Each of the members of our Finance Committee meets the independence standards set forth in the Nasdaq listing standards. All of our Directors typically attend the Finance Committee meetings, a practice that has been in place for the past several years.

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DIRECTOR COMPENSATION

OUR BOARD COMPENSATION PROGRAM

Based upon the recommendations of the Nominating and Corporate Governance Committee, the Board determines our non-employee Director compensation. The Nominating and Corporate Governance Committee periodically reviews all elements of Board compensation in relation to our proxy peer group (as identified in the CD&A), trends in Board compensation and other factors it deems appropriate. In connection with its review in 2019, with Korn Ferry as an independent advisor, the Nominating and Corporate Governance Committee recommended certain adjustments to Board compensation to better align with our peer group. As a result of that review, in July 2019, the Board approved the following adjustments to our non-employee Director compensation program:

•  Effective with the December 2019 award, an increase in the approximate value of the annual restricted stock unit award (and the initial equity award for any newly elected director) from $125,000 to $135,000 per year.

•  Effective January 2020, an increase in the retainer for the Lead Independent Director from $25,000 to $28,000, an increase in the retainer for the Audit Committee Chair from $18,000 to $20,000, and an increase in the retainer for the other Committee Chairs from $13,000 (with respect to the Compensation and Executive Development Committee) and $10,000 (with respect to the Finance Committee and Nominating and Corporate Governance Committee) to $15,000.

The objectives of our non-employee Director compensation programs are to attract highly qualified and diverse individuals to serve on our Board and to align their interests with those of our shareholders. An employee of Lincoln Electric who also serves as a Director does not receive any additional compensation for serving as a Director.

All non-employee Directors receive cash retainers and an annual stock-based award for serving on our Board. Stock-based compensation is provided under our 2015 Stock Plan for Non-Employee Directors.

GOOD GOVERNANCE PRACTICES

Lincoln Electric seeks to attract and retain highly qualified individuals to serve on the Board of Directors. To that end, Lincoln Electric maintains the philosophy of paying non-employee Directors fairly and reasonably, considering external market factors, consistent with good governance practices. With respect to our non-employee Director compensation program, our governance practices include:

What We Do		What We Don’t Do
Reasonable limits on non-employee Directors’ annual equity awards included in 2015 Stock Plan for Non-Employee Directors	✔	No Hedging or Pledging of Lincoln Electric Stock	✘
Total compensation is positioned at the peer median	✔	No Excessive Perquisites	✘
Non-employee Director compensation approved by full Board	✔	No Excise Tax Gross-Ups or Tax Reimbursements	✘
Full-value equity award granted at a fixed-value	✔
Double Trigger Provisions for Change in Control	✔
Stock Ownership Guidelines	✔
Independent Compensation Committee and Consultant	✔

The following is a summary of our current Director compensation program:

Director Compensation Mix

		Board Level	Lead Independent Director	Committee Chairs
Cash	Retainer	$ 80,000	Additional $28,000	Additional $20,000 for Audit $15,000 for Compensation and Executive Development, Finance and Nominating and Corporate Governance
	Meeting Fees[1]	—	–	–
Equity	Annual Restricted Stock Unit Award approx. value[2]	$135,000	–	–
	Initial Restricted Stock Unit Award approx. value[3]	$135,000	–	–

(1)	We do not have separate meeting fees, except if there are more than eight full Board or Committee meetings in any given year, Directors will receive $1,500 for each full Board meeting in excess of eight meetings and Committee members will receive $1,000 for each Committee meeting in excess of eight meetings in total.
(2)	Directors have the ability to defer restricted stock units under the Non-Employee Directors’ Deferred Compensation Plan.
(3)	The initial award will be pro-rated based on the Director’s length of service during the twelve-month period preceding the next regularly scheduled annual equity grant, which normally occurs in the fourth quarter of each year.

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2019 DIRECTOR COMPENSATION TABLE
Director	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	Total ($)
Curtis E. Espeland	105,000[2]	134,920	239,920
Patrick P. Goris	80,000[2]	134,920	214,920
Stephen G. Hanks	98,000	134,920	232,920
Michael F. Hilton	80,000	134,920	214,920
G. Russell Lincoln	80,000	134,920	214,920
Kathryn Jo Lincoln	90,000[2]	134,920	224,920
William E. MacDonald, III	93,000	134,920	227,920
Phillip J. Mason	90,000	134,920	224,920
Ben P. Patel	80,000[2]	134,920	214,920
Hellene S. Runtagh	80,000	134,920	214,920

(1)	On December 12, 2019, 1,406 restricted stock units were granted to each non-employee Director under our 2015 Stock Plan for Non-Employee Directors.

The Stock Awards column represents the grant date fair value under Accounting Standards Codification (ASC) Topic No. 718 based on a closing price of $95.96 per share on December 12, 2019. Assumptions used in the calculation of these amounts are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2020.

As of December 31, 2019, the number of restricted stock units held by each non-employee Director was 1,406.

(2)	All of Messrs. Espeland’s, Goris’ and Patel’s and Ms. Lincoln’s Board fees were deferred under our Non-Employee Directors’ Deferred Compensation Plan.

OTHER ARRANGEMENTS

We reimburse Directors for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings, or when traveling in connection with the performance of their services for Lincoln Electric.

CONTINUING EDUCATION

Directors are reimbursed up to $5,000 for continuing education expenses (inclusive of travel expenses) for programs each Director may elect to attend.

STOCK OWNERSHIP GUIDELINES

In keeping with the philosophy that Directors’ interests should be aligned with the shareholders’ interest and as part of the Board’s continued focus on corporate governance, all of our non-employee Directors must adhere to our stock ownership guidelines. Restricted stock unit awards count toward the stock ownership amount; shares held in another person’s name (including a relative) do not. The stock ownership guidelines can be met by satisfying one of the two thresholds noted in the chart below. As of December 31, 2019, all of our non-employee Directors had satisfied the stock ownership guidelines, with the exception of Mr. Goris and Mr. Patel due to their recent elections to the Board in 2018.

Directors have five years from the date of election to the Board to satisfy the stock ownership guidelines. The Nominating and Corporate Governance Committee reviews the guidelines at least every two-and-a-half years to ensure that the components and values are appropriate—a review was conducted during 2019, with the assistance of Korn Ferry as an independent advisor, and it was determined that no changes to the guidelines were necessary at this time, as the 5 times annual retainer guideline was consistent with the peer group median. As there was no modification and this was a mid-cycle review, the absolute share target remained unchanged. The next review is anticipated to occur in 2021.

Retainer Multiple		Number of Shares
Shares valued at 5x annual Board retainer ($400,000)	OR	4,368*

*	Represents shares equal to $400,000 based on the closing price of Lincoln Electric stock as of December 29, 2017 (the last trading day of the calendar year) of $91.58.

EQUITY AWARDS

The non-employee Directors’ restricted stock units awards are granted under the 2015 Stock Plan for Non-Employee Directors. Under the terms of the awards, restricted stock unit awards vest in full one year after the date of grant, with accelerated vesting in the event of a change in control of Lincoln Electric if the Director’s service is terminated or if the award is not assumed upon the change in control, or upon the death or disability of the Director. During the period in which restricted stock units remain unvested, dividend equivalents pay out in cash when dividends are generally paid to shareholders.

DEFERRED COMPENSATION PLAN

The Non-Employee Directors’ Deferred Compensation Plan allows the non-employee Directors to defer payment of all or a portion of their annual cash compensation and restricted stock units granted to them. This plan allows each participating non-employee Director to elect to begin payment of the deferred amounts as of the earlier of termination of services as a Director, death or a date not less than one full calendar year after the year the fees are initially deferred.

The investment elections available under the plan for cash compensation deferred are the same as those available to executives under our Top Hat Plan, which is discussed in the narrative under 2019 Deferred Compensation Benefits. Restricted stock unit deferrals are invested solely in a Lincoln Electric Stock fund, and no other plan deferrals are eligible for investment into that fund.

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EXECUTIVE COMPENSATION

Our long-term strategy is focused on key actions and initiatives that generate long-term profitable growth within our targeted markets through value-added solutions and operational excellence. We believe this approach engages our business team in creating a long-term value proposition for shareholders that generates above-market returns through an economic cycle while maintaining a short-term focus on improving profitability and driving operating excellence. More information on our business and strategy can be found in the “Business Overview” section at the beginning of this Proxy Statement.

The Compensation Discussion and Analysis (CD&A) describes our executive compensation programs and how they apply to our NEOs. The CD&A contains statements regarding future performance targets and goals. These targets and goals are disclosed in the context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We caution investors not to apply these statements in other contexts.

Executive Compensation Table of Contents
Executive Summary	37
Our Compensation Philosophy	43
Elements of Executive Compensation	48
Other Arrangements, Policies and Practices	55
Summary of 2019 Compensation Elements	60
2019 Summary Compensation Table	61
2019 Grants of Plan-Based Awards Table	63
Holdings of Equity-Related Interests	64
2019 Pension Benefits Table	66
2019 Deferred Compensation Benefits	67
Termination and Change in Control Arrangements	69

For 2019, our NEOs were:
CHRISTOPHER L. MAPES Chairman, President and Chief Executive Officer
VINCENT K. PETRELLA Executive Vice President, Chief Financial Officer and Treasurer
GEORGE D. BLANKENSHIP Executive Vice President, President, Americas Welding
STEVEN B. HEDLUND Executive Vice President, President, International Welding
JENNIFER I. ANSBERRY Executive Vice President, General Counsel and Secretary

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Our approach to executive compensation is generally the same as our approach to employee-wide compensation, with a strong belief in pay for performance and a long-standing commitment to incentive-based compensation.

While maintaining our performance-driven culture, our executive compensation program is designed to achieve the following objectives:

Align Interests Align the interests of management (and employees) with long-term interests of our shareholders and other stakeholders	Incentivize Management Design compensation elements to incentivize management to deliver above-market financial results	Support Long-Term Strategy Define performance drivers which support key financial and strategic business objectives

Good Governance Practices
Help ensure we are following good governance practices in the design and operation of our executive compensation program, including consideration of the risks associated with those practices	Address Challenges Address specific business challenges, including economic circumstances, employee turnover and retention considerations	Pay for Performance Link incentive-based compensation to the company’s short-term and long-term financial and operational performance

CEO Target Pay “At Risk”	All Other NEOs Target Pay “At Risk”	Say-on-Pay Vote

At our 2019 Annual Meeting, shareholders again showed strong support for our executive compensation programs with 98% of the shareholders who voted approving, on an advisory basis, the compensation of our NEOs

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KEY FINANCIAL PERFORMANCE

We have a strong track record of delivering increased value to our shareholders and we have typically delivered above-market performance across various financial metrics over many economic cycles. Our long-term strategy seeks to achieve profitable sales growth both organically and through acquisitions by emphasizing value-added solutions and differentiated technologies. We anticipate this strategy will yield improved profit margins and returns, and will generate best-in-class financial performance measured against our peer group.

We achieved solid returns with a 19.9% ROIC, record cash flow generation, and 113% cash conversion in 2019, despite slowing industrial sector demand and weaker customer capital spending. Sales decreased approximately 1% to $3.0 billion primarily due to 3.5% lower organic sales, which were partially offset by a 4.3% benefit to sales from acquisitions. We held both operating income margin and adjusted operating income margin relatively steady by substantially mitigating the unfavorable impact of lower volumes on profitability with new products, price management, disciplined expense controls and operational initiatives. Our focus on operational excellence resulted in exceeding three of four long-term 2020 safety and environmental goals. These results demonstrate the continued structural improvements achieved in the business through our “2020 Vision and Strategy” and how the organization continues to advance towards best-in-class performance.

We continued to pursue the development of innovative solutions and acquisitions to invest in long-term growth. In 2019, we closed three transactions that contributed new products and services that reach across all three reportable segments. We increased our R&D spend by 5% to approximately 1.9% of revenue. Our investments in innovation generated a sales vitality index from new products launched in the last five years of 34%, and we achieved a 53% vitality index in equipment systems. The vitality index represents the percentage of 2019 sales from new products launched in the last five years, excluding the International Welding Segment and customized automation sales.

See Appendix A for definitions and/or reconciliation of these metrics to results reported in accordance with GAAP. Performance measures used in the design of the executive compensation program are presented within this Compensation Discussion and Analysis section.

We remain focused on generating long-term value for our shareholders through a disciplined capital allocation strategy. In 2019, we deployed approximately $615 million towards a combination of growth investments (capital expenditures and acquisitions) and the return of cash to shareholders through our dividend program and share repurchases. In the last five years, we have repurchased an aggregate amount of $1.3 billion in shares and have increased the dividend payout rate by 69%. Our Board increased the dividend payout rate for 2020 by an additional 4.3%, marking 24 years of consecutive dividend increases.

FINANCIAL MEASURES USED FOR COMPENSATION PURPOSES

We consider various types of widely reported financial metrics, each of which is related to our executive compensation programs in some way. Some of these financial metrics directly impact our executive compensation programs, while others are the closest approximation to the metrics that we use in our programs. We believe that all of these financial metrics are critical to the short-term and long-term growth and performance of our organization.

Short-term financial metrics used to evaluate operational performance and used in our annual bonus (EMIP) design are:

•	Adjusted earnings before interest, taxes and bonus (EBITB), and

•	Average operating working capital to net sales ratio (AOWC/Sales) for Compensation Purposes.

The following charts illustrate our performance in these or comparable metrics.

Adjusted Operating Income[1] Representative of EBITB ($ in millions)	AOWC/Sales for Compensation Purposes[2]

(1)	Excluding special items where applicable. Definitions and a reconciliation of non-GAAP results to our most closely comparable GAAP results are included in Appendix A.
(2)	See Appendix A for definition of AOWC/Sales for Compensation Purposes.

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Financial metrics considered in our long-term incentive compensation program include:

•	Growth of Adjusted Net Income for Compensation Purposes (over a three-year cycle),	•	Share price appreciation, including dividends (TSR), versus various indices over a three-year period.
•	Three-year average ROIC for Compensation Purposes indexed to peer performance, and

The following charts illustrate Lincoln Electric’s Adjusted Net Income for Compensation Purposes and ROIC for Compensation Purposes. The results for ROIC for Compensation Purposes are compared to our peer group, the S&P 400 Midcap Index (S&P 400), in which we participate, and the S&P 400 Midcap Manufacturing Index. The ROIC for Compensation Purposes percentile rankings show the position of our financial results compared to the particular group, with a 50th percentile ranking indicating median (or market) performance. Percentiles below 50 indicate below-market performance, while percentiles above 50 indicate above-market performance. Information is based on the most recently available public information (as accumulated by an independent third party), as of January 2020 when the analysis was performed.

Adjusted Net Income for Compensation Purposes[1] ($ in millions)	Return on Invested Capital for Compensation Purposes[1]

3-Year Average ROIC for Compensation Purposes[1,2] Performance and Percentile Rank to Peers and Select Indices

(1)	Excludes certain items as approved by the Compensation and Executive Development Committee where applicable. See discussion and definitions on page 53 in the Performance Shares Financial Metrics section and in Appendix A.
(2)	As of September 30, 2019.

TOTAL SHAREHOLDER RETURN (TSR)

The following 3-Year (2017-2019) TSR Performance Percentile Rank chart illustrates our TSR performance compared to our peer group, the S&P Composite 500 Stock Index (S&P 500), the S&P 400, and the S&P 400 Midcap Manufacturing Index. The TSR percentile rankings show the position of our TSR Performance compared to the particular group, with a 50th percentile ranking indicating median (or market) performance. Percentiles below 50 indicate below-market performance, while percentiles above 50 indicate above-market performance. This information is based on the most recently available public information (as accumulated by an independent third party), as of January 2020 when the analysis was performed.

The following 3-Year and 5-Year TSR charts compare the change in the cumulative total shareholder return on our common stock against the cumulative total shareholder return of the S&P 500 and the S&P 400 for the three-year and five-year periods ended December 31, 2019. The 3-Year and 5-Year TSR charts assume that $100 was invested at the beginning of each period in each of our common stock, the S&P 500 and the S&P 400 and assumes dividends were reinvested.

Total Shareholder Returns (TSR)1

3-Year (2017-2019) TSR Performance Percentile Rank to Peers and Select Indices	3-Year TSR	5-Year TSR

(1)	See Appendix A for definition of TSR.

PAY FOR PERFORMANCE, OBJECTIVES AND PROCESS

In designing our executive compensation programs, a core philosophy is that our executives should be rewarded when they deliver financial results that provide value to our shareholders. Therefore, we have established a program that ties executive compensation to superior financial performance.

To assess pay for performance, we evaluate the relationship between CEO pay and TSR performance considering the ISS methodology. This allows us to understand the relative degree of alignment over a three-year period between the pay opportunity delivered to the CEO and the performance achieved by shareholders relative to the ISS peer group. The ISS peer group for this analysis is comprised of 24 companies of which 11 companies overlap with our peer group. In conjunction with ISS resources, this analysis is performed by management’s compensation consultant, Willis Towers Watson, which is reviewed by the Compensation and Executive Development Committee (the “Committee”) and by its independent consultant, Korn Ferry.

In evaluating pay and performance alignment, the analysis focuses on CEO pay primarily as reflected in the Summary Compensation Table, with the exception of valuing equity-based awards. All stock-based awards (both time-and performance-vesting) are calculated by multiplying the number of underlying shares by the closing stock price on the grant date, and option awards are calculated using the ISS Black-Scholes option pricing model. This means that for us, the CEO is evaluated based on the following compensation elements for the applicable three-year period:

•  Base pay;

•  Annual bonus (EMIP);

•  The value of restricted stock units (“RSUs”) granted (based on the closing price of our common stock as of the grant date);

•  The value at target of performance shares granted (based on the closing price of our common stock as of the grant date);

•  The value of stock options granted (based on the ISS Black-Scholes pricing model as of the grant date);

•  Actual nonqualified deferred compensation earnings; and

•  All other compensation for the applicable three-year period.

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As the following chart demonstrates, our ranking for TSR performance was slightly below the median of the ISS peer group for the most recent three-year period. For the same period, our ranking for CEO pay was above the median. Comparing our ranking for TSR performance with our ranking for CEO pay for the 2017-2019 time frame resulted in a -18.6% relative degree of alignment. A medium concern level would be triggered using the 2020 ISS methodology with a relative degree of alignment of -50% or more.

Lincoln Electric Holdings, Inc. Pay for Performance

3-Year CEO Pay Percentile Rank vs. 3-Year TSR Percentile Rank

While we consider the ISS methodology in assessing pay for performance, we view it as one of the variables for evaluating pay for performance alignment. We have provided the ISS analysis in assessing pay for performance for investors that might be utilizing it in evaluating pay for performance.

2019 EXECUTIVE COMPENSATION ACTIONS

During 2019, the Committee reviewed the design of our executive compensation programs to ensure consistency with our pay for performance philosophy. The Committee has taken a number of actions over the last few years to better align executive compensation to value drivers in line with our financial performance and shareholder interests. At our 2019 Annual Meeting, we received over 98% approval, based on the total votes cast, for our annual advisory say-on-pay vote to approve the compensation of our named executive officers. The Committee considered this result, in connection with its review of the overall design of our executive compensation programs, particularly in light of the transition to the Higher Standard 2025 Strategy. The Committee believes the voting results demonstrate significant support for our named executive officer compensation program, and the Committee chose not to make any substantial changes to the existing program for 2019 specifically in response to the 2019 say-on-pay voting results. The Committee expects, however, to continue to work with its compensation consultant to monitor changes in executive compensation to keep our executive compensation programs aligned with best practices in our competitive market.

GOOD GOVERNANCE PRACTICES

In addition to our emphasis on above-market financial performance and pay for performance, we design our executive compensation programs to be current with best practices and good corporate governance. We also consider the risks associated with any particular program, design or compensation decision. We believe these assessments result in sustained, long-term shareholder value. Some of those governance practices are described in the Compensation-Related Risk section in this Proxy Statement.

The following table highlights certain of our good governance practices relative to our executive compensation programs:

What We Do		What We Don’t Do

Pay for Performance Focus

(Compensation programs weighted heavily toward variable, “at risk,” compensation; perform annual reviews of market competitiveness and the relationship of compensation to financial performance)

	✔	No Guaranteed Pay (No multi-year guarantees for compensation increases, including base pay, and no guaranteed bonuses)	✘

Balanced Compensation

(Compensation opportunities linked to both short-term and long-term periods of time, while aligning compensation with several financial performance metrics that are critical to achievement of sustained growth and shareholder value creation)

	✔	No Repricing or Replacement of Underwater Stock Options without Prior Shareholder Approval	✘
Double Trigger Provisions for Change in Control	✔	No Payment of Dividends on Unvested Equity	✘
Stock Ownership Guidelines for all Executive Officers	✔	No Excessive Perquisites	✘
Clawback Policy	✔	No Excise Tax Gross-Ups or Tax Reimbursements	✘
Independent Compensation Committee and Consultant	✔	No Hedging or Pledging of Lincoln Electric Stock	✘

OUR COMPENSATION PHILOSOPHY

CORE PRINCIPLES

The primary components of our executive compensation programs, summarized below, ensure that we maintain our performance-driven culture:

Type	Component and Competitive Target	Philosophy and Objective
Fixed Compensation	Base Pay

•  Targeted at the 45th percentile of market (below market) to place stronger emphasis on incentive-compensation

•  Provide market-competitive fixed pay reflective of an executive officer’s role, responsibilities and individual performance in order to attract and retain top talent

Incentive-Based Compensation	Target Total Cash Compensation with Annual Bonus (EMIP)

•  Targeted above the competitive market, so that target total cash compensation (base pay and annual bonus which incorporates financial targets) is set at 65th percentile of market

•  Drive financial performance, including adjusted earnings before interest, taxes and bonus (EBITB) and average operating working capital to net sales ratio

•  Deliver individual performance against specific business objectives, including executing on our Higher Standard 2025 Strategy, increasing our customer satisfaction, developing and engaging a diverse and talented workforce, driving sustainable innovation and improving operating efficiencies

Long-Term Incentive Compensation

•  Targeted at the 50th percentile of market (at market)

•  Divided equally among 3 programs: (1) stock options; (2) restricted stock units (RSUs); and (3) Performance Shares

•  Incentivize achievement of long-term value creation through financial performance objectives weighted more heavily toward rewards for share price appreciation and long-term profitability

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In addition to the primary components of our executive compensation programs, we provide benefits and perquisites that we believe, taken as a whole, are at the market median.

Individual performance also plays a key role in determining the amount of compensation delivered to an individual in many of our programs, with our philosophy being that the best performers should receive the greatest rewards. In addition, for 2019, as the following charts demonstrate, 85% of the CEO’s compensation mix was “at risk” and 71% of our other NEOs’ compensation mix was “at risk,” with the actual amounts realized based on annual and long-term performance as well as our stock price.

CEO Target Compensation Mix	All Other NEOs Target Compensation Mix

THE ROLES OF THE COMMITTEE, EXTERNAL ADVISORS AND MANAGEMENT

The Committee, which consists solely of non-employee Directors, has primary responsibility for reviewing, establishing and monitoring all elements of our executive compensation programs. The Committee is advised by its independent executive compensation consultant, Korn Ferry, and independent legal counsel. Management provides recommendations and analysis to the Committee, and is supported in those efforts by its own executive compensation consultant, Willis Towers Watson.

ROLE OF THE COMMITTEE
Compensation-Related Tasks	Organizational Tasks
Reviews, approves and administers all of our executive compensation plans, including our equity plans	Evaluates the performance of the CEO, including consideration of tone and embodiment of core values, with input from all non-employee Directors
Establishes performance objectives under our short-term and long-term incentive compensation programs[1]	Reviews the performance capabilities of the other executive officers, including consideration of tone and embodiment of core values, based on input from the CEO
Determines the attainment of performance objectives and the awards to be made to our executive officers under our short-term and long-term incentive compensation programs[1]	Reviews succession planning for officer positions, including the position of the CEO
Determines the compensation for our executive officers, including salary and short-term and long-term incentive compensation opportunities[1]	Reviews proposed organization or responsibility changes at the officer level
Reviews compensation practices relating to key employees to confirm that these practices remain equitable and competitive	Reviews our practices for the recruitment and development of a diverse talent pool
Reviews new employee benefit plans or significant changes in such plans or changes with a disproportionate effect on our officers or primarily benefiting key employees	Retains the services of independent legal counsel from time to time to provide input on various matters

(1)	The Board takes such action with respect to the CEO.

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ROLE OF EXTERNAL ADVISORS

Korn Ferry

•  Independent executive compensation consultant for the Committee

•  Advises on matters including competitive compensation analysis, executive compensation trends and plan design, peer group company configuration, competitive financial performance and financial target setting

•  Reviews analysis and data collected by management (particularly the CEO, the CFO and the Chief Human Resources Officer) and Willis Towers Watson

•  Reports directly to the Chairperson of the Committee

•  Meets with the Committee in executive session without the participation of management

•  Discusses the CEO’s recommendations with the Committee to ensure the compensation recommendations are in line with stated compensation philosophies and are reasonable when compared to the competitive market

•  The Committee is not bound by Korn Ferry’s recommendation

•  Considering all relevant factors (as required by compensation consultant independence standards set forth in applicable SEC rules and Nasdaq listing standards), we are not aware of any conflict of interest that has been raised by the work performed by Korn Ferry

Willis Towers Watson

•  Provides executive compensation analysis and other services directly to management

•  Performs data analysis on competitive compensation, competitive financial performance and financial target setting

•  Provides analysis to Korn Ferry in advance to allow Korn Ferry to comment upon the findings and recommendations made by management

•  Considering all relevant factors (as required by compensation consultant independence standards set forth in applicable SEC rules and Nasdaq listing standards), we are not aware of any conflict of interest that has been raised by the work performed by Willis Towers Watson

ROLE OF CEO AND MANAGEMENT

•  Provides compensation-related recommendations to the Committee

•  The CEO recommends the compensation for other executive management positions and provides the Committee with assessments of their individual performance (both of which are subject to Committee review)

•  Performs individual performance assessments based on achievement of various financial and leadership objectives set by the CEO

•  Receives suggestions from the Committee for modifications to financial and leadership objectives where warranted

OUR METHODOLOGIES

SELECTION OF COMPENSATION ELEMENTS

As part of its annual review, the Committee evaluates whether changes in the philosophy or structure are warranted in light of emerging trends, business needs and/or financial performance. The Committee then uses competitive market data, performance assessments, and independent executive compensation consultants and management recommendations to set the pay components along the targets described above (for example, 45th percentile for base pay). Actual pay for executive management will generally fall within a range of these targets (plus or minus 20%). Absent significant increases due to promotion, increases for break-through individual performance or significant changes in the competitive market data, pay increases are generally in line with national trends.

MARKET COMPARISON DATA

We collect competitive market compensation data from multiple nationally published surveys, from proxy data for a peer group of companies and from proxy data for companies in the S&P 400. Nationally published survey market compensation data is statistically determined (through regression analysis) to approximate our revenue size and aged to approximate more current data.

PEER GROUP

We use a peer group of publicly traded industrial companies that are headquartered in the U.S. that serve a number of different market segments and that have significant foreign operations. These are companies for which Lincoln Electric competes for talent and shareholder investment. In addition, we only select companies with solid historical financial results (removing companies from the peer group when their financial performance has consistently fallen below an acceptable level) and companies with sales that are within 2.5 times that of Lincoln Electric, with the exception of Illinois Tool Works (ITW), as ITW is a global competitor with its largest presence in the U.S. The Committee conducts an annual review of our peer group, with the assistance of Korn Ferry as an independent advisor. In 2019, the Committee determined that no changes to the peer group were necessary, but it would continue to monitor SPX Corporation due to various changes in its business.

For 2019, our peer group consisted of the following 18 publicly traded industrial corporations:

Ametek Inc.	Flowserve Corporation	Kennametal Inc.	SPX Corporation
Carlisle Companies Incorporated	Graco Inc.	Nordson Corporation	The Timken Company
Colfax Corporation	IDEX Corporation	Regal Beloit Corporation	The Toro Company
Crane Co.	Illinois Tool Works Inc.	Roper Technologies, Inc.
Donaldson Company, Inc.	ITT Inc.	Snap-On, Incorporated

EXECUTIVE COMPENSATION STRUCTURE

In evaluating our executive compensation structure, the Committee considers three primary elements: (1) business needs;

(2)	individual performance and (3) pay for performance review.

Business Needs	Individual Performance	Pay for Performance Review
• Independent compensation consultant (Korn Ferry) provides information about emerging trends in executive compensation, along with Committee members’ own reading and study	• Individual performance is a significant factor in determining annual changes (up or down) to pay components	• The Committee conducts an annual assessment of our financial performance and pay for performance, in determining whether changes will be made to the existing philosophy or structure and before setting compensation levels for the upcoming year
• Trends considered in light of our compensation philosophies and various business needs	• Annual bonus (EMIP) includes an individual performance component in determining the percentage of target bonus to be paid (described below and noted in the 2019 EMIP Matrix)	• The annual assessments are used to evaluate whether executive compensation is properly aligned with our financial performance
• Business needs that are evaluated can include: talent attraction or retention strategies, growth expectations, strategic programs, cost-containment initiatives, management development needs and our company culture	• Individual performance is measured against how well an executive demonstrates proficiency in key leadership competencies, as well as the executive’s achievement against objectives established for him or her at the beginning of the year
• No single factor guides whether changes will be made, as the Committee uses a holistic approach, considering a variety of factors	• For the past three years, individual performance ratings for the annual bonus for officers have ranged from 107% to 130%

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The following chart highlights the process and timing of compensation determinations and payouts:

Before Year End	First Quarter of Year	During Year

•  Committee reviews our compensation program and philosophy, including determining if our compensation levels are competitive with our peer group and if any changes should be made to the program for the next year

	• Committee determines the individual performance goals of the CEO (with Board approval) and sets the performance goals for each corporate-based (financial) component	• Committee meets regularly throughout the year, with management and in executive session
• Committee determines the principal components of compensation for the NEOs	• CEO sets individual performance goals for each of the other NEOs, which are reviewed by the Committee	• Ongoing review of Company performance against performance goals
• Management engages compensation consultant (Willis Towers Watson) to provide a competitive market assessment of pay levels for the executive officers, including the NEOs	• Individual performance goals of CEO and the other NEOs are designed to drive our corporate goals and our Higher Standard 2025 Strategy
• Base pay, annual bonus targets and long-term incentive awards are set at a regularly scheduled Committee meeting

•  Payout amounts for the annual bonus (EMIP) and Performance Shares are determined at the first available Committee meeting (normally in February) or a subsequent special meeting (normally in March), once financial results are available

ELEMENTS OF EXECUTIVE COMPENSATION

Each compensation component for our NEOs is described below, with specific actions that were taken during 2019 noted. For 2019 compensation amounts, please refer to the Summary Compensation Table and other accompanying tables below.

BASE PAY

Base salary is provided to our executives to compensate them for their time and proficiency in their positions, as well as the value of their job relative to other positions at Lincoln Electric. Base salaries are set based on a subjective evaluation of the executive’s experience, expertise, level of responsibility, leadership qualities, individual accomplishments and other factors. That being said, we aim to set base salaries at approximately the 45th percentile of the market (slightly below market) in keeping with our philosophy that greater emphasis should be placed on variable compensation.

2019 AND 2020 BASE PAY

During 2019, the Committee reviewed officer pay, including all NEOs, as compared to the market. The Committee approved certain increases in NEO base salaries as detailed below, bringing the base pay within the competitive framework.

NEO	Increase %	2019 Base Salary
Christopher L. Mapes	3.6%	$1,000,000
Vincent K. Petrella	10.7%	$553,350
George D. Blankenship	3.0%	$515,000
Steven B. Hedlund	7.6%	$425,000
Jennifer I. Ansberry	4.5%	$411,730

The 2019 base salary increase for Mr. Petrella was to bring his base pay within the competitive benchmark reflective of his years of experience, and the increase for Mr. Hedlund was to bring his base pay within the competitive framework. For 2020, in alignment with Lincoln Electric’s cost-containment initiatives, management did not recommend, and the Committee did not approve, increases for any NEO’s 2020 base salary.

ANNUAL BONUS (EMIP) AND TOTAL CASH COMPENSATION

The Executive Management Incentive Plan (EMIP) provides executive officers, including the NEOs, with an opportunity to receive an annual cash bonus. We believe that, given base pay is below market, annual cash bonus opportunities should be above average to balance some of the risk associated with greater variable compensation. However, we also believe that above-market pay should only be available for superior individual and financial performance. Therefore, we target total cash compensation (base pay and target annual bonus) at the 65th percentile of the market, but use a structure that provides payments of above-average bonuses only where the individual’s performance, the performance of the consolidated company, and the performance of his or her particular segment or business unit, warrant it.

ANNUAL BONUS (EMIP) MATRIX

The percentage of target annual bonus actually paid is based upon a matrix that takes into account financial performance and an executive’s individual performance, interpolating the results to calculate the actual percentage paid. If either of these factors is not met, the percentage of target annual bonus paid is reduced, with the potential that no bonus will be paid. If either of these factors exceeds expectations, the percentage of annual bonus paid can be above the target amount.

The 2019 EMIP matrix is consistent with prior years. To the extent that financial performance or an individual’s performance rating exceeds the maximum amounts set forth below, the payout percentage is capped.

2019 EMIP Matrix

	Financial Performance
Individual Performance Rating	50%	60%	70%	80%	90%	100%	110%	120%
	Percentage Payout
130	0	50%	80%	100%	130%	150%	160%	180%
120	0	40%	70%	90%	120%	135%	150%	160%
110	0	30%	60%	80%	110%	120%	140%	150%
100	0	20%	50%	60%	90%	100%	135%	145%
95	0	0	20%	50%	80%	90%	115%	125%
90	0	0	0	20%	50%	80%	100%	110%
85	0	0	0	0	20%	50%	60%	70%
80	0	0	0	0	0	20%	30%	50%
75	0	0	0	0	0	0	0	0

The Committee has discretion to approve EMIP payments outside of the strict application of this matrix. There were no such adjustments made for the 2019 EMIP payments for any NEO. EMIP payout determinations for the 2019 performance period were made in the first quarter of 2020.

ANNUAL BONUS (EMIP) INDIVIDUAL PERFORMANCE GOALS

Individual performance goals are set annually. A significant portion of our executive officers’ individual performance goals is tied to one or more aspects of our long-term strategy. For 2019, the performance goals for our CEO (which flow down to our other NEOs) relate to our operating budget, financial performance, and key initiatives relative to 2019, including successful implementation and execution of our new long-term strategy, the Higher Standard 2025 Strategy, while working toward closing out the current long-term strategy “2020 Vision and Strategy.”

In assessing the individual performance of our NEOs, the Committee reviews the performance rating recommended by the CEO with respect to each of the other NEOs and recommends revisions, as needed, prior to the Committee approval of such rating. The CEO’s rating is determined based on a review of performance against underlying goals with the final rating being approved by the full Board.

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ANNUAL BONUS (EMIP) FINANCIAL METRICS

A portion of the EMIP financial component is based upon achievement of company consolidated financial performance against budget and another portion may be attributable to segment financial performance against budget, depending upon the individual’s span of responsibility. By varying the financial metrics used based upon areas of responsibility, it is possible that certain participants will receive a higher percentage of target bonus while others will receive a lower percentage of target where the segment performance for one participant is better than the segment performance for the other. This is a key component of our pay for performance and incentive-based philosophies. For 2019, consolidated results and segment results (with the exception of the Harris Products Group) were below budget.

2019 EMIP payouts for all officers ranged between 73% below and 49% above target, with an average payout of 11% above target. The above target results were driven by individual performance against goals, despite the financial results being below budget.

The following is a summary of the financial components used for 2019 for the NEOs:

2019 Annual Bonus (EMIP)—Financial Metrics Used
NEOs	Consolidated Results	Segment Results
Christopher L. Mapes—Chairman, President & CEO	100%	—
Vincent K. Petrella—EVP, CFO & Treasurer	100%	—
George D. Blankenship—EVP, President, Americas Welding	50%	50% Americas Welding
Steven B. Hedlund–EVP, President, International Welding	50%	50% International Welding
Jennifer I. Ansberry–EVP, General Counsel & Secretary	100%	—

EBITB. One of the EMIP financial metrics is the achievement of earnings before interest, taxes and the bonus referred to above (EBITB) as compared to budget. Since 2011, this metric accounts for 75% of the EMIP financial component. EBITB to budget has been used as the financial metric for the annual bonus since its inception in 1997 because it is an important indicator of profitability. Budgets are set aggressively (based on the local and global economic climate), at the beginning of the year, are reviewed by the Finance Committee of the Board and are approved by the full Board. The following is a summary of historical consolidated results:

Historical EBITB to Budget (Consolidated Results 2015-2019)
Consolidated Results
Average	97%
Highest Level	110%
Lowest Level	86%

When performance goals are set, we believe that there is an equal probability of achieving EBITB to budget in any year, although the cyclical nature of our business may increase the probability in some years and decrease it in others. For 2019, the consolidated EBITB budget was set at $583 million and actual performance for 2019, as adjusted, measured at budgeted exchange rates, was $498.5 million, or an achievement of 85.5% of budget. The Americas Welding Segment EBITB actual performance for 2019, as adjusted, measured at budgeted exchange rates, was $402.7 million, or an achievement of 85.2% of budget. The International Welding Segment EBITB actual performance for 2019, as adjusted, measured at budgeted exchange rates, was $90.8 million, or an achievement of 79.3% of budget. The EBITB performance results were adjusted for the same types of special items that impact Adjusted Operating Income and Adjusted Net Income as disclosed in Appendix A.

AOWC/Sales for Compensation Purposes. Since 2007, a second EMIP financial metric, namely the achievement of budget for average operating working capital as compared to sales (AOWC/Sales for Compensation Purposes), has been used as a reflection of our commitment to improving cash flow. Since 2011, AOWC/Sales for Compensation Purposes has accounted for 25% of the EMIP financial component. The following is a summary of historical consolidated results:

Historical AOWC/Sales to Budget (Consolidated Results 2015-2019)
Consolidated Results
Average	100%
Highest Level	105%
Lowest Level	96%

Like EBITB, we believe that there is an equal probability of achieving AOWC/Sales for Compensation Purposes to budget in any given year, although the cyclical nature of our business may increase the probability in some years and decrease it in others. For 2019, the consolidated AOWC/Sales for Compensation Purposes budget was set at 20.9% and actual performance for 2019, excluding businesses acquired during the year, was 21.7%, or an achievement of 95.9% of budget. The Americas Welding Segment AOWC/Sales for Compensation Purposes actual performance for 2019, excluding businesses acquired during the year, was 17%, or an achievement of 95.9% of budget. The International Welding Segment AOWC/Sales for Compensation Purposes actual performance for 2019, excluding businesses acquired during the year, was 31.6%, or an achievement of 85.2% of budget.

2019 ANNUAL BONUS (EMIP) AND TOTAL CASH COMPENSATION

The 2019 EMIP annual bonus targets for the NEOs were established according to the principles discussed above. The 2019 EMIP targets for the NEOs placed their total targeted cash compensation (base pay and target annual bonus), on average, slightly below the 65th percentile of market.

In approving the 2019 EMIP payouts, the Committee assessed our EBITB performance and AOWC/Sales for Compensation Purposes performance against budget for consolidated and segments, as applicable. On average, 2019 EMIP payments for the NEOs were 17% above their 2019 target amounts, as shown in the following table.

NEO	Target Award Opportunity	Target Award Opportunity as a % of Base Salary	Maximum Award Opportunity Based on Matrix	Actual Award	Actual Award as a % of Target
Christopher L. Mapes	$1,450,000	145%	$2,610,000	$1,718,830	119%
Vincent K. Petrella	$ 515,550	93%	$ 927,990	$ 633,250	123%
George D. Blankenship	$ 460,000	89%	$ 828,000	$ 538,798	117%
Steven B. Hedlund	$ 375,000	88%	$ 675,000	$ 399,825	107%
Jennifer I. Ansberry	$ 319,770	78%	$ 575,586	$ 375,602	117%

On average, 2019 EMIP payments for the NEOs were 18% lower than the 2018 EMIP payments.

2020 ANNUAL BONUS (EMIP) AND TOTAL CASH COMPENSATION

The 2020 EMIP targets for the NEOs, approved in the first quarter of 2020, were established by the Committee in consultation with Korn Ferry, based on our compensation philosophies as well as competitive market data as discussed above. The 2020 bonus targets were held flat in alignment with Lincoln Electric’s cost-containment initiatives to the 2019 target amounts for the NEOs. The bonus targets still fall within the competitive benchmark and the NEOs remain, on average, slightly below the 65th percentile on targeted total cash compensation.

LONG-TERM INCENTIVE COMPENSATION

We believe that long-term incentive compensation should be provided to focus rewards on factors that deliver long-term sustainability and should be established at the median (or 50th percentile) of the market. We have targeted the median of the market, in keeping with our pay for performance philosophy, because we believe that superior long-term financial growth itself should be the main driver of above-market long-term incentive compensation. We also believe that different financial metrics help drive long-term performance. Therefore, we have established a structure for long-term incentives that combines several different long-term metrics, with the greatest emphasis placed on share appreciation and equity awards.

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For 2019, our long-term incentive compensation program consist of three components: (1) stock options, (2) RSUs and (3) Performance Shares (LTIP). The value of each is weighted equally. This provides an even balance with respect to the different attributes and timing associated with each type of award. Annual awards of all three components are made to EMIP participants, including the NEOs. A long-term incentive plan (LTIP) has been in place for officers (EMIP participants) since 1997. The LTIP previously paid out in cash, however during 2015, to further align executive interests with our stockholders, the Committee replaced the long-term cash incentive (Cash LTIP) with Performance Shares.

The following is a summary of the three components of our long-term incentive compensation program:

	Standard Vesting Provision	Accelerated Vesting Provisions	Total Employees Receiving Grant in 2019
Stock Options	• Vest ratably over 3 years

•  Full vesting upon death or disability

•  Pro-rata vesting upon retirement

•  In the event of a change in control, if (i) replacement awards are not provided or (ii) replacement awards are provided and there is a subsequent qualifying termination, full vesting

24 employees, including NEOs, all EMIP participants and other senior leaders
Restricted Stock Units (RSUs)	• Vest in full after 3 years

•  Full vesting upon death or disability

•  Pro-rata vesting upon retirement

•  In the event of a change in control, if (i) replacement awards are not provided or (ii) replacement awards are provided and there is a subsequent qualifying termination, full vesting

488 employees, including NEOs, all EMIP participants, other senior leaders, managers and significant contributors, regardless of their position within Lincoln Electric
Performance Shares	• Vest based on performance during the applicable 3-year performance period

•  Full vesting at target upon death or disability

•  Pro-rata vesting upon retirement, based on actual performance for the applicable 3-year performance period

•  In the event of a change in control, if (i) replacement awards are not provided or (ii) replacement awards are provided and there is a subsequent qualifying termination, a pro-rata portion of the award will vest based on the length of employment during the applicable performance period, at the greater of target or actual performance

15 employees, including NEOs and all EMIP participants

Following an extensive review of market data, including our peer group, the Committee recommended certain changes to the terms of our Performance Shares. Commencing with grants made in February 2020, in the event of a change in control, the Performance Shares will vest at target if (i) replacement awards are not provided or (ii) replacement awards are provided and there is a subsequent qualifying termination. This change was made to align with our peers and to streamline the administration of such awards in the event of a change in control.

LONG-TERM INCENTIVE PLAN (LTIP) - PERFORMANCE SHARES

Our long-term incentive compensation program includes a long-term incentive plan (LTIP), in the form of grants of Performance Shares, which is designed to offer award opportunities aligned with the long-term performance of Lincoln Electric. Target share amounts for the plan are set each year at the beginning of a three-year performance cycle based on a 7-day historical average of the stock price, up to and including the grant date. Because awards are made each year and because each award relates to a three-year performance cycle, three different cycles will be running at any point in time. The percentage of the target shares actually paid at the end of the applicable three-year cycle will be based upon achievement of three-year company performance as interpolated against pre-established performance thresholds. Each plan has performance thresholds with percentage payouts attributable to those thresholds ranging from 0% to 200% of target. The Committee retains discretion to modify payments to any participant, to modify targets and/or to modify the performance thresholds (up or down).

PERFORMANCE SHARES FINANCIAL METRICS

Since its inception, the LTIP has used a performance measure of growth in Adjusted Net Income for Compensation Purposes over the three-year cycle. Beginning in 2009, the Committee added a second metric of ROIC for Compensation Purposes and gave these two financial metrics a 50/50 weighting.

The Adjusted Net Income for Compensation Purposes metric is an absolute metric. For the 2017 to 2019 performance cycle, the growth in Adjusted Net Income for Compensation Purposes over the three-year cycle is based on growth above $217,984,000 (which was the Adjusted Net Income for Compensation Purposes for 2016 when the 2017 to 2019 performance cycle was set). As the 2017 to 2019 Performance Share LTIP table demonstrates, to pay 100% of target, Adjusted Net Income for Compensation Purposes over the three-year cycle must be at or above 140% of $217,984,000 (or $305,178,000).

From time to time, the Committee has considered and approved certain limited adjustments to reported net income (both positive and negative) in determining Adjusted Net Income for Compensation Purposes to evaluate achievement of performance against the thresholds. Each adjustment is reviewed in detail before it is made. The types of adjustments the Committee has considered include: rationalization charges, certain asset impairment charges, the gains and losses on certain transactions including the disposal of certain assets and other special items, which generally align with the special items disclosed in the Adjusted Net Income table in Appendix A. To the extent an adjustment relates to restructuring or rationalization charges that are intended to improve organizational efficiency, a corresponding charge (equal to the adjustment) is amortized against future years’ adjusted net income until that adjustment is fully offset against the intended savings (generally this amortization occurs over a three-year period).

The ROIC for Compensation Purposes metric for the 2017 to 2019 performance cycle is a relative value that is derived based on our performance as compared to our proxy peer group (as opposed to an absolute value).

PERFORMANCE THRESHOLDS

In setting the performance thresholds for a new three-year period, the Committee considers various factors, including historical performance against established thresholds, to try to achieve a 50% probability of the target thresholds for any cycle. For the 2017 to 2019 Plan, the Committee did not make any modifications to the three-year adjusted net income growth performance thresholds or the three-year average ROIC relative to peer thresholds.

TIMING FOR SETTING PERFORMANCE METRIC GOALS

Performance targets are set at the beginning of the first fiscal year in the cycle. This timing allows the Committee to see our final financial results for the prior year and allows for more current macro-economic projections to be used.

Historical LTIPs. The following is a summary of the historical combined LTIP results for the last five completed LTIP cycles, including the most recently completed cycle (2017 to 2019):

Historical LTIP to Budget (Results for the last five completed LTIP cycles)
Results
Average	98.5%
Highest Level	130.2%
Lowest Level	74.3%

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2017 to 2019 Performance Share LTIP. For the 2017 to 2019 LTIP cycle, because the Adjusted Net Income for Compensation Purposes performance threshold and the ROIC for Compensation Purposes performance target were exceeded, payouts were made at 130.2% of target. The following is a summary of the performance metric goals and results for the most recently completed LTIP cycle (2017 to 2019):

2017 to 2019 Performance Share LTIP

	Payout Amount	3-Year Adjusted Net Income for Compensation Purposes Growth		3-Year Average ROIC for Compensation Purposes
	% of Target	Absolute LECO Net Income (’000s)		Relative to LECO Peer Group
Threshold	25%	10%	$239,782	40th %ile	9.6%
	50%	25%	$272,480	50th %ile	11.4%
Target	100%	40%	$305,178	65th %ile	13.5%
	150%	60%	$348,774	70th %ile	13.6%
Maximum	200%	80%	$392,371	80th %ile	19.4%

Actual Payout	130.2%	71.1%	@ 50% Weighting	35.6%	189.3%	@ 50% Weighting	94.6%

As shown above, the current plan cycle contains two metrics, each with a 50% weighting. The growth of Lincoln Electric’s Adjusted Net Income for Compensation Purposes over the three-year period was 31.3%, which generated a 35.6% of target payout for this metric. Lincoln Electric’s three-year average return on invested capital (ROIC) for Compensation Purposes, as compared to its peer group, was at the 78th percentile, which generated a 94.6% of target payout for this metric. The following chart shows the target and maximum number of shares of common stock that may be issued for the 2017 to 2019 Performance Share LTIP based on actual performance. Combining the payouts for both metrics, the resulting final payout for the 2017 to 2019 Performance Share LTIP was 130.2% of the target award opportunity.

NEO	Target Award Opportunity (# of shares)	Maximum Award Opportunity Based on Thresholds (# of shares)	Actual Performance Share Payout %	Actual Award (# of shares)
Christopher L. Mapes	14,115	28,230	130.2%	18,377
Vincent K. Petrella	3,235	6,470	130.2%	4,211
George D. Blankenship	2,645	5,290	130.2%	3,443
Steven B. Hedlund	1,490	2,980	130.2%	1,939
Jennifer I. Ansberry	1,410	2,820	130.2%	1,835

2019 LONG-TERM INCENTIVE ARRANGEMENTS

In evaluating 2019 long-term incentive compensation (at the beginning of 2019), the Committee reviewed 2017 and 2018 compensation versus the competitive benchmarks. The Committee concluded that overall the long-term incentive compensation program for the NEOs was below our 50th percentile target when compared to both survey and peer proxy data. At the February 2019 meeting, the Committee increased 2019 long-term incentive compensation opportunities for the NEOs on average 11%. All of these awards are subject to our Recovery of Funds Policy, which is discussed below.

2020 LONG-TERM INCENTIVE ARRANGEMENTS

In evaluating 2020 long-term incentive compensation (at the beginning of 2020), the Committee reviewed 2018 and 2019 compensation versus the competitive benchmarks. The Committee concluded that overall the long-term incentive compensation program for the NEOs was below our 50th percentile target when compared to both survey and peer proxy data. However, similar to base salary and target EMIP bonus, long-term incentive compensation opportunities remained flat to 2019, which kept the long-term incentive compensation opportunities for the NEOs slightly below the 50th percentile.

Valuation of Equity Awards. Beginning with the 2016 grants, for shares under our 2015 Equity and Incentive Compensation Plan, the Committee established set valuation methods in order to convert the approved long-term incentive compensation values to shares upon the grant date. These methods consider a 7-day historical average of the stock price, up to and including the grant date, for RSUs and Performance Shares and the grant date Black-Scholes valuation for stock options.

Normal Cycle and Out-of-Cycle Equity Awards. The Committee has discretion in awarding grants to EMIP participants and does not delegate its authority to management, nor does management select or influence the award dates. Occasionally, the Committee may approve limited, out-of-cycle special awards for specific business purposes or in connection with executive promotions or the hiring of new executive employees. However, the date used for awards to all EMIP participants, including the NEOs, is the date of a regularly scheduled Committee meeting, which is fixed well in advance and generally occurs at the same time each year.

The Committee has approved delegated authority to the CEO to designate awards through 2020 to certain employees under the 2015 Equity and Incentive Compensation Plan, subject to specific limits established. The CEO can only grant RSU awards and cannot grant awards to any executive officers, Section 16 officers or greater-than-10% beneficial owners of the Company, and must be granted per the agreements and vesting terms already approved by the Committee.

OTHER ARRANGEMENTS, POLICIES AND PRACTICES

OVERVIEW OF BENEFITS

We intend to provide a competitive group of benefits for all of our employees targeted at the 50th percentile of the market. Some aspects of our benefit programs are considered non-traditional due to their relationship with our pay for performance and incentive-based philosophies. For example, the premiums for Lincoln Electric-provided medical coverage are 100% paid by employees, including the NEOs, on a pre-tax basis. Premiums for dental coverage, which is a voluntary benefit, are also 100% paid by employees. Life insurance coverage paid fully by Lincoln Electric is set at $50,000 per employee, including the NEOs, although employees may purchase additional insurance at their own cost. The NEOs participate in this same cost-sharing approach. We attempt to balance our various non-traditional programs (such as those with a significant portion of the cost borne by the employee) with more traditional programs.

We also provide accidental death and dismemberment benefits to officers, due to the significant amount of travel required in their jobs. Under this program, the premiums of which are paid by the Company, a participant’s beneficiary would receive a payment of five times annual total cash compensation up to a maximum of $3,000,000 for executive officers and $2,000,000 for other officers upon an officer’s accidental death. The policy also provides dismemberment benefits of up to 100% of the death benefit in the event an officer is permanently and totally disabled as a result of an accident, and it provides for medical evacuation coverage in the event of an accident.

PERQUISITES

Consistent with our pay for performance philosophy, we offer limited perquisites. We pay for an annual physical for officers and other senior management to preserve our investment in them by encouraging them to maintain healthy lifestyles and be proactive in preventative care. We also make available financial planning services to certain officers, enabling them to concentrate on business matters rather than on personal financial planning. However, the cost of these financial planning services is included in the income of the participants. We also pay the cost of certain club dues for some officers to encourage social interaction with peers from other companies, local leadership in the community and to provide the ability to hold business meetings at a convenient offsite location. All personal expenses are borne entirely by the executive and the club dues are included in the income of the participants. Initiation fees for club memberships are paid by the executive. Different perquisites are provided from time to time to non-U.S. based executives; however, they are customary and reasonable in nature and amount relative to local market practices (for example, a car lease).

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RETIREMENT PROGRAMS

Retirement benefits are provided to our NEOs through the following programs:

The Lincoln Electric Company Retirement Annuity Program (RAP)

•	This defined benefit pension plan was frozen to new entrants effective January 1, 2006 (no new employees eligible to join the RAP after January 1, 2006; eligible employees participate in The Lincoln Electric Company Employee Savings Plan described below)
•	Benefit accruals frozen effective as of December 31, 2016 (participants will not earn any additional benefits under the RAP after December 31, 2016)
•	Estimated retirement benefits under the RAP for the NEOs that are shown in the Pension Benefits Table are based on an NEO’s frozen benefit under the RAP as of December 31, 2019

The Lincoln Electric Company Employee Savings Plan (401(k) Plan)

•	All of the NEOs deferred amounts under the 401(k) Plan in 2019
•	Each eligible employee of The Lincoln Electric Company and certain affiliate companies is eligible to receive up to 6% of annual compensation in Company Contributions through:
•	matching employer contributions equal to 100% of before-tax contributions made to the 401(k) Plan, but not in excess of 3% of annual compensation; and
•	automatic employer contributions equal to 3% of annual compensation
•	Matching and automatic contributions are 100% vested when made
•	Certain employees affected by the RAP freeze (described above) are also eligible to receive employer contributions equal to 6% of annual compensation for a minimum period of five years, up to the end of the year in which they complete 30 years of service

Supplemental Executive Retirement Plan (SERP)

•	Frozen to new entrants since 2005
•	Effective as of December 1, 2016, the value of the frozen accrued vested benefit of each SERP participant was converted to a notional balance, calculated by projecting to December 31, 2016 the participant’s SERP benefit and calculating the present value of that projected benefit
•	Participants’ account balances are credited with earnings, gains and losses in accordance with each participant’s investment elections which will be made in a manner similar to that undertaken by participants in the Amended and Restated 2005 Deferred Compensation Plan for Executives

Restoration Plan

•	Created effective January 1, 2017, this unfunded plan is maintained primarily for the purpose of providing deferred compensation for eligible employees whose annual compensation is expected to be in excess of the Internal Revenue Code limit on compensation (Code Limit) applicable to the 401(k) Plan
•	Each participant’s account is credited each year with deferred amounts generally as follows:
•	matching employer contributions equal to 3% of annual compensation in excess of the Code Limit; and
•	non-elective employer contributions equal to 3% of annual compensation in excess of the Code Limit
•	All amounts deferred are fully vested at all times
•	Certain employees affected by the RAP freeze are also eligible to receive employer contributions equal to 6% of annual compensation in excess of the Code Limit for a minimum period of five years, up to the end of the year in which they complete 30 years of service
•	Upon a separation from service prior to age 55, distribution of the account will be made in a single lump sum on the first business day of the seventh month immediately following the separation from service
•	Upon a separation from service on or after age 55, distribution of the account will be made or commence on the first business day of the seventh month immediately following the separation from service in the form of (1) a single lump sum payment; or (2) substantially equal annual installments over a period of at least two but not more than 15 years, as elected
•	All NEOs participated in the Restoration Plan in 2019

Amended and Restated 2005 Deferred Compensation Plan for Executives (Top Hat Plan)

•	Participants can defer current income on a pre-tax basis, receiving tax-deferred returns on those deferrals
•	Up to 80% of base salary and/or annual bonus can be deferred
•	Up to 100% of RSUs or Performance Shares can be deferred
•	For cash deferrals, 27 total investment options available, 26 of which mirror the funds available under the 401(k) Plan, plus the Moody’s Corporate Bond Average Index (which provides “above market” earnings as reported in the Summary Compensation Table)
•	RSUs and Performance Shares that are deferred are deemed invested in a Lincoln Electric Stock fund; these deferrals can be reallocated to other investment options on the later of 6 months after the date on which the amounts are allocated to the participant’s account or the date the participant has satisfied his or her stock ownership guidelines
•	Plan includes a recovery of funds provision consistent with the requirements of Dodd Frank
•	Distributions are permitted in the event of a separation from service, disability, death, change in control or unforeseeable emergency
•	Distributions can also be made at a specified time or under a fixed schedule

•	Distributions may be made in a lump-sum, or by payment in five, ten or fifteen annual installments
•	As of December 31, 2019, there were 12 active employee participants in the Top Hat Plan

More information on these programs can be found in the 2019 Pension Benefits section and 2019 Deferred Compensation Benefits section.

CHANGE IN CONTROL ARRANGEMENTS

We have entered into change in control agreements with all of our NEOs. The agreements are designed generally to help assure continued management in the event of a change in control of Lincoln Electric.

The change in control agreements are operative only if a change in control occurs and payments are made if the officer’s employment is terminated (or if the officer terminates employment due to certain adverse employment changes). The agreements provide our NEOs with the potential for continued employment following a change in control, which helps to retain these executives and provide for management continuity in the event of an actual or threatened change in control of Lincoln Electric. They also help ensure that our executives’ interests remain aligned with shareholders’ interests during a time when their continued employment may be in jeopardy. For a more detailed discussion of our change in control agreements, see Termination and Change in Control Arrangements below. Outside of these change in control agreements, we do not maintain written employment or other severance agreements for U.S.-based employees.

RECOVERY OF FUNDS POLICY

We have adopted a Recovery of Funds Policy (clawback policy) consistent with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank). Our policy is more extensive than what Dodd-Frank requires and is applicable to all of our officers, including our NEOs. The policy applies in the event that there is an accounting restatement involving our financial statements due to material non-compliance with the financial reporting requirements under the U.S. federal securities laws. The policy applies to both current and former officers and covers incentive compensation received by the officers in the 3-year period prior to the restatement.

Awards of incentive compensation would include annual bonus payments, stock option awards, restricted stock awards, RSUs, and Performance Shares, unless Dodd-Frank regulations provide otherwise. Under the policy, in the event of an accounting restatement of our financial statements, the Committee would review all incentive compensation received during the 3-year covered period and would seek recovery of the amount of incentive compensation paid in excess of what would have been paid if the accounts had been properly stated. We believe that this policy is in the best interests of Lincoln Electric and its shareholders.

ANTI-HEDGING/PLEDGING POLICY

Consistent with our philosophy to encourage long-term investment in our common stock, our Directors, executive officers and certain other employees are prohibited from engaging in any speculative transactions involving our securities, including buying or selling puts or calls, or engaging in any derivative or hedging transaction that has the effect of limiting or hedging

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economic exposure with respect to such person’s position in our securities, short sales and margin purchases. In addition, our insider trading policy prohibits future pledging of Lincoln Electric securities by our Directors, executive officers and certain other employees. There are no pledges of our common stock in place for any of our Directors or executive officers.

STOCK OWNERSHIP GUIDELINES

In keeping with our philosophy that officers should maintain an equity interest in Lincoln Electric, we have stock ownership guidelines for officers. The guidelines were reviewed in 2019 and the executive group designations were updated based on a review of our peer group. Under the current guidelines, our officers are required to own and hold a certain number of our common shares, currently at the levels set forth in the table below:

Executive Group	Ownership Guideline
Chief Executive Officer[1]	5 times base salary
Executive Vice Presidents[2]	3 times base salary
Senior Vice Presidents and all other Executive Officers[3]	2 times base salary

(1)	Mr. Mapes.
(2)	Includes Messrs. Petrella, Blankenship, Hedlund and Ms. Ansberry as well as 3 other officers.
(3)	Includes other EMIP participants.

Each officer has five years to satisfy his or her applicable stock ownership guideline. An officer must satisfy the applicable stock ownership guideline before he or she is permitted to sell shares, including shares issued as a result of RSUs vesting or Performance Shares vesting (other than shares withheld to cover taxes) and shares obtained from the exercise of stock options (other than shares withheld to cover exercise cost and taxes). Unless an officer is promoted into a higher guideline level, the stock ownership guideline will reset every 5 years utilizing updated base pay and stock price information. RSU awards count towards an officer’s stock ownership amount, however common shares underlying stock options, Performance Shares and shares held in another person’s name (including a relative) do not. As of December 31, 2019, all of our NEOs met the applicable stock ownership guideline, with the exception of Ms. Ansberry, who is on target to meet her guidelines by the end of her respective five-year period.

DEDUCTIBILITY OF COMPENSATION

Our general philosophy has historically been to qualify future compensation for tax deductibility wherever applicable and appropriate. Qualification is sought to the extent practicable and only to the extent that it is consistent with our overall compensation objectives. Although a portion of the amount we recorded as compensation to Messrs. Mapes, Blankenship and Hedlund in 2019 was non-deductible, this does not cause substantial impact to our income tax position. All of the compensation paid to the other NEOs during 2019 was tax deductible by Lincoln Electric for federal income tax purposes.

As part of the 2017 Tax Cuts and Jobs Act (the “Tax Reform Act”), the ability to rely on the performance-based compensation exception under Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) was generally eliminated, and the limitation on deductibility generally was expanded to include all NEOs. As a result of the Tax Reform Act, going forward and subject to certain grandfathered provisions, we will no longer be able to deduct any compensation paid to our NEOs in excess of $1 million. The Committee continues to assess the impact of the amendments to Section 162(m) to determine what adjustments to our executive compensation practices, if any, it considers appropriate.

COMPENSATION COMMITTEE REPORT

The Compensation and Executive Development Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with our management and, based on this review and discussion, recommends that it be included in our Annual Report on Form 10-K for the year ended December 31, 2019 and this Proxy Statement.

By the Compensation & Executive Development Committee:

William E. MacDonald, III, Chair

Michael F. Hilton

Kathryn Jo Lincoln

Phillip J. Mason

Hellene S. Runtagh

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EXECUTIVE COMPENSATION TABLES

Summary of 2019 Compensation Elements

		Purpose	Competitive Target	Financial Metrics Used	When the 2019 Amount Was Set	The Period to Which the Amount Relates	Where Reported in the SCT[1]
Short-Term	Base Pay	Rewards responsibility, experience and individual performance	Below Market	—	Beginning of 2019	2019	Salary column
	Annual Bonus (EMIP)	Rewards strong annual financial results and individual performance	Above Market (target total cash compensation)	EBITB and AOWC/Sales[2]	Beginning of 2019	2019 Performance	Non-Equity Incentive Plan Compensation column
Long-Term	Stock Options	Rewards the creation of shareholder value	At Market	Share Price Appreciation	Beginning of 2019	2019 Based Award	Option Awards column
	RSUs	Rewards the creation of shareholder value and strong long-term financial results		Share Price Appreciation	Beginning of 2019	2019 Based Award	Stock Awards column
	Performance Shares	Rewards the creation of long-term growth and the efficient use of capital		Adjusted Net Income[2] Growth and ROIC[2]	Beginning of 2019	2019 through 2021 Performance	Stock Awards column
Both	Benefits other than Pension	Includes 401(k) contributions, Restoration Plan contributions, insurance and standard expatriate benefits	At Market	—	Various	2019	All Other Compensation column
	Pension Benefits[3]	Includes RAP and above-market earnings in the Top Hat Plan and Restoration Plan		—	Various	For RAP, shows changes in 2019. For above-market earnings, shows 2019 amounts	Change in Pension Value and Nonqualified Deferred Compensation Earnings column
	Perquisites	Meets specific business needs— includes financial planning, annual physical and certain club dues		—	Various	2019	All Other Compensation column

(1)	Summary Compensation Table.
(2)	Financial metrics used for compensation purposes are defined in Appendix A.
(3)	The SERP, effective November 30, 2016, and the RAP, effective December 31, 2016, were amended to cease all future benefit accruals.

0219 Summary Compensation Table

This table details total compensation paid to our NEOs for 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)[1]	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[3]	All Other Compensation ($)[4]	Total ($)
Christopher L. Mapes Chairman, President and Chief Executive Officer	2019	1,000,000[5]	2,670,534	1,333,333	1,718,830[5]	51,059	208,213	6,981,969
	2018	965,000	2,504,772	1,250,009	2,057,400	36,779	204,946	7,018,906
	2017	935,000	2,408,020	1,199,989	2,928,906	33,446	187,102	7,692,463
Vincent K. Petrella Executive Vice President, Chief Financial Officer and Treasurer	2019	553,350[5]	690,540	344,748	633,250[5]	268,848	176,430	2,667,166
	2018	500,000	584,470	291,664	729,600	33,485	173,595	2,312,814
	2017	485,000	1,053,455	275,030	952,004	169,120	195,137	3,129,746
George D. Blankenship Executive Vice President, President, Americas Welding	2019	515,000	530,816	265,008	538,798	228,095	150,569	2,228,286
	2018	500,000	480,892	240,008	677,835	30,101	155,650	2,084,486
	2017	500,000	451,238	225,009	869,759	147,410	142,285	2,335,701
Steven B. Hedlund Executive Vice President, President, International Welding	2019	425,000	410,538	204,998	399,825	—	426,711	1,867,072
	2018	395,000	403,978	176,668	518,796	—	393,691	1,888,133
	2017	370,381	356,226	227,608	516,011	—	267,134	1,737,360
Jennifer I. Ansberry Executive Vice President, General Counsel and Secretary	2019	411,730	355,882	177,656	375,602	67,829	112,493	1,501,192
	2018	394,000	390,736	170,009	444,312	—	104,420	1,503,477
	2017	325,000	322,041	119,981	386,111	38,803	67,419	1,259,355

(1)	The amounts reported for 2019 reflect the grant date fair value under FASB ASC Topic 718 for the RSU, Performance Share and stock option awards in 2019. The award date fair value disclosed for Performance Share awards is based on target performance. Assumptions used in the calculation of these amounts are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2020.

The amounts shown for stock awards for 2019 represent RSU awards as follows: Mr. Mapes $1,335,267, Mr. Petrella $345,270, Mr. Blankenship $265,408, Mr. Hedlund $205,269, and Ms. Ansberry $177,941. The amounts shown also include performance shares as follows: Mr. Mapes $1,335,267, Mr. Petrella $345,270, Mr. Blankenship $265,408, Mr. Hedlund $205,269, and Ms. Ansberry $177,941.

The maximum Performance Share award amount with respect to each of the named executive officers for 2019 is shown in the table below. The amounts reported reflect the grant date fair value under FASB ASC Topic 718 for the Performance Share awards based on maximum performance.

Name	Year	Maximum Payout (# of Performance Shares)	Maximum Grant Date Fair Value Payout
Christopher L. Mapes	2019	30,196	$2,670,534
Vincent K. Petrella	2019	7,808	$ 690,540
George D. Blankenship	2019	6,002	$ 530,817
Steven B. Hedlund	2019	4,642	$ 410,538
Jennifer I. Ansberry	2019	4,024	$ 355,883
(2)	The amounts shown for 2019 represent payments under our annual bonus (EMIP).

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(3)	The amounts shown for 2019 represent the difference in earnings under the Moody’s Corporate Bond Index fund in our Top Hat Plan and SERP and a hypothetical rate, and reflect the increase in actuarial value under the RAP.

2019 INCREASE IN PENSION VALUE & PREFERENTIAL EARNINGS (TOP HAT PLAN AND SERP)
Name	RAP($)	Difference in 2019 Earnings Credited in the Top Hat Plan and SERP($)	Moody’s Corporate Bond Index Earnings($)	Hypothetical Market Rate($)*
Christopher L. Mapes	—	51,059	213,237	162,178
Vincent K. Petrella	221,098	47,750	199,506	151,756
George D. Blankenship	189,185	38,910	163,275	124,365
Steven B. Hedlund	—	—	—	—
Jennifer I. Ansberry	67,829	—	—	—

*	This rate is specified by the SEC rules for proxy disclosure purposes and is based on 120% of the applicable federal long-term rate, compounded monthly for 2019.

(4)	The amounts shown for 2019 are comprised of the following:

2019 ALL OTHER COMPENSATION

	Other Benefits and Perquisites*
Name	Company Retirement Contributions ($)[a]	Travel Insurance Premiums ($)	Financial Planning ($)	Physical Examination ($)	Club Dues ($)	Spousal Travel ($)	Standard Expatriate Benefits ($)[b]	Total All Other Compensation ($)
Christopher L. Mapes	183,444	714	7,643	2,543	13,869	—	—	208,213
Vincent K. Petrella	153,954	714	7,643	3,000	11,119	—	—	176,430
George D. Blankenship	143,140	714	5,583	—	—	1,132	—	150,569
Steven B. Hedlund	56,628	714	5,583	—	—	—	363,786	426,711
Jennifer I. Ansberry	102,725	714	8,318	—	—	736	—	112,493

*The methodology for computing the aggregate incremental cost for the amounts is below:

(a)	Includes amounts contributed to both the 401(k) Plan and the Restoration Plan.
(b)	The expatriate benefits shown relate to Mr. Hedlund’s current international assignment and are provided to all U.S. employees who take an international assignment. Amounts are converted to U.S. dollars on a monthly basis based on a month-end conversion price, in local currency, as reported by Bloomberg. The conversion price for Pound Sterling was between £1.22 to £1.33 to $1.00 during the period in 2019 that Mr. Hedlund was receiving expatriate benefits. Mr. Hedlund’s international assignment included housing, education, taxes and standard allowances related to relocation and other assignment payments under our standard expatriate package for all employees. The portion of such amount that relates to tax equalization payments is $142,728.

(5)	Mr. Mapes deferred 25% of his 2019 base salary and 25% of his 2019 EMIP bonus under our Top Hat Plan. Mr. Petrella deferred 25% of his 2019 base salary and 50% of his 2019 EMIP bonus under our Top Hat Plan.

2019 Grants of Plan-Based Awards

The following table provides information relating to plan-based awards granted in 2019 to our NEOs.

Name	Grant Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	All Other Option Awards: Number of Securities Underlying Options (#)[4]	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)[5]
			Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Christopher L. Mapes	EMIP	2/18/2019	0	1,450,000	2,610,000
	Options	2/18/2019								76,365	$88.44	1,333,333
	RSUs	2/18/2019							15,098			1,335,267
	PSUs	2/18/2019				0	15,098	30,196				1,335,267
Vincent K. Petrella	EMIP	2/18/2019	0	515,550	927,990
	Options	2/18/2019								19,745	$88.44	344,748
	RSUs	2/18/2019							3,904			345,270
	PSUs	2/18/2019				0	3,904	7,808				345,270
George D. Blankenship	EMIP	2/18/2019	0	460,000	828,000
	Options	2/18/2019								15,178	$88.44	265,008
	RSUs	2/18/2019							3,001			265,408
	PSUs	2/18/2019				0	3,001	6,002				265,408
Steven B. Hedlund	EMIP	2/18/2019	0	375,000	675,000
	Options	2/18/2019								11,741	$88.44	204,998
	RSUs	2/18/2019							2,321			205,269
	PSU	2/18/2019				0	2,321	4,642				205,269
Jennifer I. Ansberry	EMIP	2/18/2019	0	319,770	575,586
	Options	2/18/2019								10,175	$88.44	177,656
	RSUs	2/18/2019							2,012			177,941
	PSUs	2/18/2019				0	2,012	4,024				177,941
(1)	The performance-based amounts shown represent the range of cash payouts (from zero to the maximum amount listed) for 2019 under the EMIP. Payments are based on the achievement of company financial performance and the NEO’s individual performance. Target awards are set by the Compensation and Executive Development Committee in the first quarter each year. Actual payment amounts are determined by the Committee in the first quarter of the following year. The targets shown above are pursuant to the EMIP matrix for 2019 (which allows for potential payouts of up to 180% of target), which is reflected in the CD&A.
(2)	These columns show the potential number of shares of our common stock to be paid out to our NEOs under our Performance Shares (PSUs) at threshold, target or maximum performance. The measures and potential payouts are described in more detail in the CD&A. The grant date fair value, based on target performance for PSUs, is included in the "Stock Awards" column of the Summary Compensation Table. The PSUs generally vest based on performance during the applicable performance period. Dividend equivalents are sequestered by us until the shares underlying the PSUs are distributed, at which time the dividend equivalents are paid in cash. The dividend rate for dividend equivalents paid on the PSUs to the NEOs is the same as for all other shareholders (in other words, it is not preferential). Recipients of PSUs who participate in our EMIP bonus program (which includes all of the NEOs) are eligible to elect to defer all or a portion of their PSUs under our Top Hat Plan–see the 2019 Nonqualified Deferred Compensation section for a description of this plan.
(3)	The RSUs generally vest upon the recipient remaining in continuous employment for three years from the date of grant. Upon vesting, the RSUs are paid out solely in our common stock (there is no cash option). Dividend equivalents are sequestered by us until the shares underlying the RSUs are distributed, at which time the dividend equivalents are paid in cash. The dividend rate for dividend equivalents paid on the RSUs to the NEOs is the same as for all other shareholders (in other words, it is not preferential). Recipients of RSUs who participate in our EMIP bonus program (which includes all of the NEOs) are eligible to elect to defer all or a portion of their RSUs under our Top Hat Plan–see the 2019 Nonqualified Deferred Compensation section for a description of this plan.
(4)	The stock options were granted at the closing price of our common shares on the date of the grant. All stock options are non-qualified for tax purposes. We value stock options using the Black-Scholes valuation method. The stock options generally vest over a three-year period (in equal annual increments). All stock options have 10-year terms.
(5)	The amounts shown represent the full value of the RSU awards, the stock option grants and the target value for the PSU awards calculated in accordance with FASB ASC Topic 718 as of the date of the grant. The actual amount, if any, realized upon the exercise of stock options will depend upon the market price of our common shares relative to the exercise price per share of the stock option at the time of exercise. The actual amount realized upon vesting of RSUs will depend upon the market price of our common shares at the time of vesting. The actual number and value of PSUs shares earned will be based upon our actual performance during the three-year long-term incentive plan cycle and the market price at time of vesting. There is no assurance that the hypothetical full values of the awards reflected in this table will actually be realized.

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NARRATIVE DISCLOSURE REGARDING 2019 SUMMARY COMPENSATION TABLE AND 2019 GRANTS OF PLAN-BASED AWARD TABLE

For 2019, Mr. Mapes’ salary and annual bonus accounted for 38.9% of his compensation reported in the 2019 Summary Compensation Table, based on the value of his 2019 base salary and 2019 actual EMIP (or annual bonus). For 2019, Mr. Petrella’s salary and annual bonus accounted for 44.5% of his compensation reported in the 2019 Summary Compensation Table, Mr. Blankenship’s salary and annual bonus accounted for 47.3% of his compensation reported in the 2019 Summary Compensation Table, Mr. Hedlund’s salary and annual bonus accounted for 44.2% of his compensation reported in the 2019 Summary Compensation Table and Ms. Ansberry’s salary and annual bonus accounted for 52.4% of her compensation reported in the 2019 Summary Compensation Table. The above percentages were based, in each case, on the value of the executive’s 2019 base salary and 2019 actual EMIP (or annual bonus). For information regarding the amount of salary and annual bonus compensation in proportion to total compensation, see the “Our Compensation Philosophy” section of the CD&A contained in this Proxy Statement. Further, the grants made in 2019 to the NEOs are described more fully in the CD&A contained in this Proxy Statement, and information about the change in control severance agreements and the amounts payable to the NEOs pursuant to those arrangements is provided under the section titled “Termination and Change in Control Arrangements” in this Proxy Statement.

HOLDINGS OF EQUITY-RELATED INTERESTS

The following provides information relating to exercisable and unexercisable stock options, RSUs and Performance Shares at December 31, 2019.

Outstanding Equity Awards at 2019 Fiscal Year-End

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)[4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)[3]
Christopher L. Mapes	12/13/2012	47,480	—	47.91	12/13/2022	—	—	—	—
	12/16/2013	44,040	—	71.30	12/16/2023	—	—	—	—
	2/5/2015	66,550	—	69.67	2/5/2025	16,340	1,580,568	—	—
	2/17/2016	89,030	—	58.14	2/17/2026	—	—	—	—
	2/22/2017	45,740	22,870	85.30	2/22/2027	14,115	1,365,344	—	—
	2/21/2018	21,964	43,930	90.70	2/21/2028	13,808	1,335,648	13,808	1,335,648
	2/18/2019	—	76,365	88.44	2/18/2029	15,098	1,460,430	15,098	1,460,430
Vincent K. Petrella	12/13/2012	16,620	—	47.91	12/13/2022	—	—	—	—
	12/16/2013	13,440	—	71.30	12/16/2023	—	—	—	—
	2/5/2015	16,380	—	69.67	2/5/2025	4,020	388,855	—	—
	2/17/2016	21,910	—	58.14	2/17/2026	—	—	—	—
	2/22/2017	10,482	5,243	85.30	2/22/2027	9,115	881,694	—	—
	2/21/2018	5,125	10,250	90.70	2/21/2028	3,222	311,664	3,222	311,664
	2/18/2019	—	19,745	88.44	2/18/2029	3,904	377,634	3,904	377,634
George D. Blankenship	2/5/2015	—	—	—	—	3,240	313,405	—	—
	2/22/2017	8,576	4,289	85.30	2/22/2027	2,645	255,851	—	—
	2/21/2018	4,217	8,435	90.70	2/21/2028	2,651	256,431	2,651	256,431
	2/18/2019	—	15,178	88.44	2/18/2029	3,001	290,287	3,001	290,287

Outstanding Equity Awards at 2019 Fiscal Year-End (continued)

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)[4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)[3]
Steven B. Hedlund	4/24/2013	—	—	—	—	6,410	620,039	—	—
	12/16/2013	5,860	—	71.30	12/16/2023	—	—	—	—
	2/5/2015	6,155	—	69.67	2/5/2025	1,510	146,062	—	—
	2/17/2016	8,235	—	58.14	2/17/2026	—	—	—	—
	2/22/2017	4,002	2,003	85.30	2/22/2027	1,235	119,462	—	—
	5/24/2017	4,582	2,293	88.74	5/24/2027	1,385	133,971	—	—
	2/21/2018	3,104	6,209	90.70	2/21/2028	2,503	242,115	1,951	188,720
	2/18/2019	—	11,741	88.44	2/18/2029	2,321	224,510	2,321	224,510
Jennifer I. Ansberry	12/16/2013	2,440	—	71.30	12/16/2023	—	—	—	—
	7/24/2014	442	—	67.18	7/24/2024	—	—	—	—
	2/5/2015	3,720	—	69.67	2/5/2025	915	88,508	—	—
	2/17/2016	3,984	—	58.14	2/17/2026	—	—	—	—
	2/22/2017	4,572	2,288	85.30	2/22/2027	1,410	136,389	—	—
	2/21/2018	2,987	5,975	90.70	2/21/2028	2,430	235,054	1,878	181,659
	2/18/2019	—	10,175	88.44	2/18/2029	2,012	194,621	2,012	194,621
(1)	Stock options vest in three equal annual installments, commencing on the first anniversary of the date of the grant.
(2)	Amounts shown in this column represent RSU awards. 2017 RSU awards, 2018 RSU awards and 2019 RSU awards vest in full three years from the date of grant. The RSU awards granted prior to 2016 generally vest in full five years from the date of grant, but are subject to accelerated vesting in three years if the targets are met for the applicable long-term incentive plan cycle. The RSU award granted to Mr. Hedlund in 2013 vests over seven years following his attainment of age 55.
(3)	The amounts shown in these columns represent RSU and PSU awards pursuant to our 2006 and 2015 Equity and Performance Incentive Plans. Value is calculated using the close price of our common stock on the last trading day of 2019.
(4)	This column shows the target number of Performance Shares awarded in 2018 and 2019. The payout can range from 0 to 200% of the target and is based upon performance during the three-year cycle ending on December 31, 2020 (with respect to Performance Shares awarded in 2018), and December 31, 2021 (with respect to Performance Shares awarded in 2019), as determined by the Compensation and Executive Development Committee. See the CD&A on how PSU payouts are determined.

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2019 Option Exercises and Stock Vested Table

The following table provides information on stock options exercised, as well as RSUs and Performance Shares that vested during 2019.

	Option Awards[1]		Stock Awards[2]
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Christopher L. Mapes	28,500	1,677,593	61,319	5,638,152
Vincent K. Petrella	19,250	1,157,916	14,776	1,358,826
George D. Blankenship	53,305	1,137,870	11,960	1,099,830
Steven B. Hedlund	12,540	636,830	5,906	542,770
Jennifer I. Ansberry	—	—	4,363	400,021
(1)	The number of shares acquired on exercise reflects the gross number of shares acquired, without considering any shares that were withheld to pay the option exercise price and/or to satisfy tax withholding requirements. The value realized on exercise represents the gross number of shares acquired on exercise multiplied by the market price of our common stock on the exercise date, less the per share exercise price.
(2)	The number of shares acquired on vesting reflects the gross number of shares acquired, without considering any shares that were withheld to satisfy tax withholding requirements. The value realized on vesting for RSUs represents the gross number of shares acquired, multiplied by the closing price of our common stock on each applicable vesting date, plus the value of dividend equivalents. The value realized on vesting for Performance Shares represents the gross number of shares acquired, relative to the 2016-2018 performance cycle that paid out during 2019 and the 2017-2019 performance cycle that was considered earned as of December 31, 2019 but paid out in March 2020, multiplied by the closing price of our common stock on each applicable vesting date, plus the value of dividend equivalents. Amounts are not reduced to reflect any elections by our NEOs to defer receipt of RSUs or Performance Shares award payouts into our Top Hat Plan: Mr. Mapes, 19,915 RSUs and $87,427 in dividend equivalents deferred in 2019; and Mr. Blankenship, 3,443 Performance Shares and $17,146 in dividend equivalents deferred in 2020. For more information about this deferral program, see the CD&A in the “Overview of Benefits” section.

2019 PENSION BENEFITS

RETIREMENT ANNUITY PROGRAM (RAP)

No new participants have been added to the RAP since 2006. Accordingly, neither Mr. Mapes nor Mr. Hedlund, who joined Lincoln Electric after 2006, was eligible to participate in the RAP. Effective as of December 31, 2016, the RAP was amended to cease all future benefit accruals for all participants, so that the participants will not earn any additional benefits under the RAP after December 31, 2016.

2019 PENSION BENEFITS TABLE

The following provides information relating to potential payments and benefits under our RAP for the NEOs who participate in that program. As noted above, Mr. Mapes and Mr. Hedlund are not participants in the RAP.

Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)
Christopher L. Mapes	RAP	—	—	—
Vincent K. Petrella	RAP	21[1]	1,584,195[2]	—
George D. Blankenship	RAP	31[1]	1,242,563[2]	—
Steven B. Hedlund	RAP	—	—	—
Jennifer I. Ansberry	RAP	12[1]	290,416[2]	—

(1)	Under the RAP, credited years of service equals actual years of service from the date of hire with Lincoln Electric through December 31, 2016, the date that the RAP was amended to cease all future benefit accruals. All of the NEOs are currently under normal retirement age under the terms of the plan.
(2)	This represents the actuarial present value of accrued benefits in the RAP for the NEOs who participate at December 31, 2019. However, this is an estimated full value number that is discounted to a current date. The above actuarial present values were determined using a 3.42% discount rate, RP-2014 Annuitant table, with blue collar adjustment, protected generationally with Scale MP-2019, age 60 commencement and no decrements for death or termination prior to age 60. All of the NEOs who participate are currently vested in their RAP benefits because they each have at least five years of service with us.

The following table provides additional information regarding the RAP benefit:

Name	When Eligible for a Full, Unreduced Benefit under the RAP	Accrued Annual Benefit Payable under the RAP at Age 60 (as of December 31, 2019)($)[1]
Christopher L. Mapes	–	–
Vincent K. Petrella	2020	103,836
George D. Blankenship	2022	85,573
Steven B. Hedlund	–	–
Jennifer I. Ansberry	2033	27,110

(1)	Vested participants who are below the normal retirement age of 60 may receive an earlier reduced benefit after he or she reaches age 55.

2019 DEFERRED COMPENSATION BENEFITS

DEFERRED COMPENSATION PLAN (TOP HAT PLAN)

Our Amended and Restated 2005 Deferred Compensation Plan for Executives (Top Hat Plan) is designed to be a “top-hat” plan that complies with Section 409A of the Internal Revenue Code. Participation is limited to management and highly compensated employees as approved by the Committee.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP)

No new participants have been added to the SERP since 2005. Accordingly, neither Mr. Mapes nor Mr. Hedlund, who joined Lincoln Electric after 2005, nor Ms. Ansberry, who was not eligible to participate in the SERP prior to 2005, participates in the SERP. Effective November 30, 2016, the SERP was amended to cease all future benefit accruals and to fully vest those who had a benefit under the SERP. Effective as of December 1, 2016, pursuant to the amendment of the SERP, the value of the frozen accrued vested benefit of each SERP participant was converted to a notional account balance. The account balance was determined by projecting to December 31, 2016 the participant’s SERP benefit and calculating the present value of that projected benefit. Participants have the ability to make investment elections for their account in a manner similar to that undertaken by participants in the Amended and Restated 2005 Deferred Compensation Plan for Executives.

RESTORATION PLAN

Our Restoration Plan is designed to provide deferred compensation for eligible employees whose annual compensation is expected to be in excess of the Internal Revenue Code limit on compensation (Code Limit) applicable to the 401(k) Plan.

A summary of the Top Hat Plan and Restoration Plan is provided in the CD&A in the “Overview of Benefits” section.

2019 NONQUALIFIED DEFERRED COMPENSATION TABLES

The following three tables provide deferred compensation information for 2019 for the NEOs.

TOP HAT PLAN

Name	Executive Contributions in Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year($)	Aggregate Earnings in Last Fiscal Year($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year-End($)
Christopher L. Mapes	250,000[1]	1,848,709[2]	2,248,203[3]	—	16,759,146[4]
Vincent K. Petrella	503,137[5]	—	190,867[6]	—	3,332,556[4]
George D. Blankenship	—	—	139,198	—	753,558[4]
Steven B. Hedlund	—	—	8,946	—	48,600[4]
Jennifer I. Ansberry	—	—	—	—	—
(1)	Included as compensation for 2019 in the “Salary” column of the Summary Compensation Table and is described in its footnotes.
(2)	Represents 19,915 RSUs and $87,427 in cash attributable to dividend equivalents that vested during 2019 and were deferred into the Top Hat Plan.
(3)	Of the amount reported, $51,059 is included as compensation for 2019 in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table and is described in its footnotes.

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(4)	The portions of the amount reported that relate to deferral contributions in prior years have all been reported in the Summary Compensation Table in those years to the extent the individual was a NEO for those years.
(5)	Of the amount reported, $138,337 is included as compensation for 2019 in the “Salary” column of the Summary Compensation Table and the remainder was included as compensation for 2018 in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and is described in its footnotes.
(6)	Of the amount reported, $25,222 is included as compensation for 2019 in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table and is described in its footnotes.

SERP

The following table reflects the earnings during 2019 related to the SERP.

Name	Executive Contributions in Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year($)	Aggregate Earnings in Last Fiscal Year($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year-End($)
Christopher L. Mapes	—	—	—	—	—
Vincent K. Petrella	—	—	94,581[1]	—	2,467,759[2]
George D. Blankenship	—	—	163,337[3]	—	4,262,773[2]
Steven B. Hedlund	—	—	—	—	—
Jennifer I. Ansberry	—	—	—	—	—
(1)	Of the amount reported, $22,528 is included as compensation for 2019 in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table and is described in its footnotes.
(2)	The portions of the amount reported that relate to deferral contributions in prior years have all been reported in the Summary Compensation Table in those years to the extent the individual was a NEO for those years.
(3)	Of the amount reported, $38,910 is included as compensation for 2019 in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table and is described in its footnotes.

RESTORATION PLAN

Effective January 1, 2017, all NEOs were eligible to receive deferred compensation amounts credited to an account under the Restoration Plan, providing benefits that could not be provided under the 401(k) Plan due to IRS limitations on covered compensation. The following table reflects the contributions and earnings under the Restoration Plan attributable to such amounts with respect to 2019.

Name	Executive Contributions in Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year ($)[1]	Aggregate Earnings in Last Fiscal Year($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year-End ($)[2]
Christopher L. Mapes	—	166,644	88,807	—	539,695
Vincent K. Petrella	—	120,354	77,371	—	429,064
George D. Blankenship	—	109,540	55,911	—	364,240
Steven B. Hedlund	—	39,828	19,653	—	115,325
Jennifer I. Ansberry	—	69,125	27,121	—	177,593
(1)	Amounts reported are included in compensation for 2019 in the “All Other Compensation” column of the Summary Compensation Table above and is described in its footnotes.
(2)	The portions of the amount reported that relate to deferral contributions in prior years have all been reported in the Summary Compensation Table in those years to the extent the individual was a NEO for those years.

TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

The Key Compensation Programs table below highlights the benefits and payments available to NEOs in the event of a termination of employment and/or a change in control. The Termination and Change in Control Table below reflects the estimated additional amounts of compensation each NEO would receive in the event of a termination of employment and/or a change in control. Termination events include: a voluntary termination by the executive; normal retirement of the executive (defined as termination at age 60 or later with 5 years of service); an involuntary, not-for-cause termination by Lincoln Electric; a for-cause termination by Lincoln Electric; a termination upon a change in control; and a termination due to death or disability. In addition, estimated additional compensation amounts are shown in the event of a change in control without termination of employment. The amounts shown assume that each event occurred on December 31, 2019, the last business day of the calendar year.

TERMINATION OF EMPLOYMENT

No written agreements exist that provide additional payments to a NEO in the event of a voluntary termination of employment with Lincoln Electric or a termination of employment initiated by Lincoln Electric (whether for cause or not). We do not have employment agreements or severance agreements, except for our change in control severance agreements described below.

Pursuant to our standard employment policies, upon termination of employment, a NEO would be entitled to receive the same benefits and payments that are generally available to salaried employees:

• Earned but unpaid base pay, up to the date of termination; • Earned and unused paid time off, up to the date of termination; • Vested amounts held in the executive’s account under our 401(k) Plan;

•  Amounts held in the executive’s account under our Top Hat Plan (based on the executive’s election);

•  Deferred vested benefits under our RAP—payments for which could begin at normal retirement age 60 or as early as age 55 (but at a reduced amount);

• Amounts held in the executive’s account under our Restoration Plan.

CHANGE IN CONTROL

We have entered into change in control severance agreements with our NEOs. Pursuant to our change in control severance agreements, in the event of a “change in control,” if the NEO’s employment is terminated without “cause” (as defined in the change in control severance agreement) or the NEO terminates employment for “good reason” (as defined in the change in control severance agreement) during the severance period (as described below) (or for certain other employment terminations prior to and related to the change in control, as described in the change in control severance agreement), we will make severance payments and provide certain benefits as indicated in the Key Compensation Programs table below.

The severance period commences on the date of the first occurrence of a change in control and ends on the earlier of (a) the second anniversary of the change in control, or (b) the executive’s death. Our NEOs are required to abide by certain restrictive covenants and execute a release of claims in order to receive certain severance payments and benefits under the change in control severance agreements.

The following events in general would constitute a change in control:

•  any individual, entity or group is or becomes the beneficial owner of 30% or more of the combined voting power of the then-outstanding voting stock of Lincoln Electric;

•  a majority of the Board ceases to be comprised of incumbent Directors;

•  certain reorganizations, mergers or consolidations, or the sale or other disposition of all or substantially all of the assets of Lincoln Electric, or certain other corporate transactions are consummated; or

•  approval by the shareholders of a complete liquidation or dissolution of Lincoln Electric.

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Key Compensation Programs
	Voluntary Termination/ Termination with Cause	Involuntary Termination/ Termination without Cause	Normal Retirement (age 60 and 5 years of service)[1]	Change in Control (with Termination)[2]	Change in Control (No Termination)	Death or Disability
Severance	None	Company has discretion	None	Lump-sum payment equal to the sum of base pay and bonus as described in the severance agreement times three for the CEO and times two for other NEOs.	None	None
Annual Bonus (EMIP)	Forfeited	Forfeited	Pro-rata portion of EMIP.[3]	Pro-rata portion of EMIP payment equal to the greater of the actual or target amount.	Pro-rata EMIP payment equal to the greater of the actual or target amount.	Pro-rata portion of EMIP.[3]
Long-Term Incentive Plan (Performance Shares)	Forfeited	Forfeited	Pro-rata portion of Performance Shares, based on actual performance.[4]	Pro-rata portion of Performance Shares equal to the greater of target or actual performance, if replacement award provided and subsequent qualifying termination.

No accelerated vesting if replacement award provided and continued employment.

Pro-rata portion of Performance Shares granted prior to the change in control, equal to the greater of target or actual performance, if no replacement award provided.

Vesting of Performance Shares at target.
Stock Options	Unvested stock options forfeited. Entitled to exercise vested stock options for a period of three months after termination.[5,6]	Unvested stock options forfeited. Entitled to exercise vested stock options for a period of three months after termination.[5,6]	Pro-rata vesting of any unvested stock options with right to exercise such vested options for the remaining period of the original 10-year term.[5]

Accelerated vesting of unvested stock options, if replacement award provided and subsequent qualifying termination.

Entitled to exercise vested stock options for a period of three months after termination.[5,6]

					No accelerated vesting if replacement award provided and continued employment. Accelerated vesting of unvested stock options granted prior to change in control, if no replacement award provided.	Accelerated vesting of unvested stock options. Entitled to exercise stock options for a period of one year after death or three years after disability.[5]
RSUs	Forfeited	Forfeited	Pro-rata vesting of RSU awards	Accelerated vesting of RSU awards, if replacement award provided and subsequent qualifying termination.	No accelerated vesting if replacement award provided and continued employment. Accelerated vesting of RSU awards granted prior to change in control, if no replacement award provided.	Vesting of RSU awards.
Outplacement	None	None	None	Maximum of $100,000 for CEO and $50,000 for the Other NEOs.	None	None

Key Compensation Programs (continued)
	Voluntary Termination/ Termination with Cause	Involuntary Termination/ Termination without Cause	Normal Retirement (age 60 and 5 years of service)[1]	Change in Control (with Termination)[2]	Change in Control (No Termination)	Death or Disability
280G Treatment	N/A	N/A	N/A	7	N/A	N/A
Other	Continuing medical and/ or dental coverage under COBRA, for which the executive would pay 102% of the applicable premium.	Continuing medical and/ or dental coverage under COBRA, for which the executive would pay 102% of the applicable premium.	Continuing medical and/or dental coverage as a retiree, with 102% of the premium paid by the executive. Normal vesting of benefits under the SERP, provided the executive is a participant.[8]	Continuing medical insurance (102% of the premium paid by the executive) and life insurance for a period of three years following the NEO’s termination date.[9]	9	Continuing medical and/ or dental coverage with 102% of the premium paid by the executive (or his or her surviving dependents).

(1)	Subject to any 409A deferred payment requirements.
(2)	Provision applicable in the event of a termination without Cause or termination for Good Reason in connection with a Change in Control. With respect to Performance Shares, Stock Options and RSUs, such termination without Cause or termination for Good Reason must occur within a period of two years after the Change in Control (or in certain employment terminations prior to and related to the change in control) to receive the accelerated vesting treatment.
(3)	Based on the executive’s period of employment during the calendar year, subject to achievement of the applicable personal and financial goals.
(4)	Based on the executive’s periods of employment during each of the open three-year cycles and upon completion of each cycle, subject to achievement of the applicable financial goals.
(5)	After which time the vested stock options would expire.
(6)	Vested stock options canceled if the executive is terminated for cause or the executive engaged in competitive conduct within six months of termination.
(7)	Severance payments reduced to the 280G (excess parachute payment) safe harbor limit, unless the executive would achieve a better after-tax result paying the excise tax imposed on excess parachute payments. No payment, net of taxes, to compensate for any excise tax imposed.
(8)	Financial planning services for the year of retirement and for one calendar year thereafter.
(9)	Amounts and/or shares (from vested RSUs or Performance Shares) held in executives’ accounts under the Top Hat Plan automatically paid out.

Termination and Change in Control Table

The following table sets forth estimates of the potential incremental payments to each of our NEOs upon the specified termination events and upon a change in control, both with and without a qualified termination, assuming that each such event took place on the last business day of 2019.

The table does not quantify benefits under plans that are generally available to salaried employees that do not discriminate in favor of NEOs, including the RAP, the 401(k) Plan, the health care plan and the life insurance plan.

The 2019 Annual Bonus (EMIP) amounts represent the difference between target EMIP and actual EMIP payments (as disclosed in the Non-Equity Incentive Plan Compensation column of the 2019 Summary Compensation Table) if target EMIP exceeds actual EMIP in connection with a hypothetical change in control as of the last business day of 2019. Similarly, the amounts shown for LTIP (Performance Shares) for 2019 represent the difference between target performance level and actual performance level if target performance level exceeds actual performance level assuming a change in control occurred on the last business day of 2019. For 2019, the amounts shown for LTIP (Performance Shares) include the pro-rata portion of the target amounts for the two cycles of the Performance Share LTIP (2018-2020 cycle and 2019-2021 cycle) that were open as of the last business day of 2019. The amounts shown for LTIP (Performance Shares) do not include any value for the 2017-2019 cycle, since the cycle paid out above target.

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The following table assumes, in the event of a change in control, replacement awards are provided pursuant to the 2015 Equity and Incentive Compensation Plan’s respective Stock Option Agreement, Restricted Stock Unit Agreement, and Performance Share Agreement (“Agreements”). Pursuant to the Agreements, if the respective equity awards are not replaced, all outstanding equity awards will accelerate as of the closing date of the change in control. In the event of a change in control where no replacement awards are provided, the accelerated equity values are consistent with the accelerated equity values under Change in Control (Replacement Awards; Qualified Termination).

In addition, the table includes all equity that is accelerated as a result of termination but does not include the value of outstanding equity awards that have previously vested, such as stock options, which awards are set forth above in the Outstanding Equity Awards at December 31, 2019 table. For descriptions of the compensation plans and agreements that provide for the payments set forth in the following table, including our change in control agreements, see the “Elements of Executive Compensation” discussion contained in the CD&A.

	Christopher L. Mapes	Vincent K. Petrella	George D. Blankenship	Steven B. Hedlund	Jennifer I. Ansberry
Involuntary Termination/Termination
without Cause before Normal Retirement	$0	$0	$0	$0	$0
Normal Retirement (Age 60):	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
LTIP (Performance Shares)	N/A	N/A	N/A	N/A	N/A
Stock Options—Accelerated Vesting	N/A	N/A	N/A	N/A	N/A
RSUs—Accelerated Vesting	N/A	N/A	N/A	N/A	N/A
Change in Control (Replacement Awards; Qualified Termination):	$16,661,080	$5,281,152	$4,103,552	$3,808,979	$2,688,093
Severance	$9,014,653	$2,547,885	$2,383,510	$1,794,759	$1,618,913
2019 Annual Bonus (EMIP)	$0	$0	$0	$0	$0
LTIP (Performance Shares)	$1,419,387	$343,728	$275,872	$206,723	$191,686
Stock Options—Accelerated Vesting	$1,159,364	$285,406	$225,702	$175,961	$146,515
RSUs–Accelerated Vesting	$6,012,156	$2,054,133	$1,168,468	$1,581,536	$680,979
Outplacement Estimate	$100,000	$50,000	$50,000	$50,000	$50,000
280G Cutback	$(1,044,480)	$0	$0	$0	$0
Change in Control (Replacement Awards; No Termination):	$0	$0	$0	$0	$0
2019 Annual Bonus (EMIP)	$0	$0	$0	$0	$0
LTIP (Performance Shares)	N/A	N/A	N/A	N/A	N/A
Stock Options—Accelerated Vesting	N/A	N/A	N/A	N/A	N/A
RSUs—Accelerated Vesting	N/A	N/A	N/A	N/A	N/A
Death or Disability:	$10,045,164	$3,047,660	$1,955,974	$2,182,044	$1,214,245
LTIP (Performance Shares)	$2,873,644	$708,121	$561,804	$424,547	$386,751
Stock Options—Accelerated Vesting	$1,159,364	$285,406	$225,702	$175,961	$146,515
RSUs—Accelerated Vesting	$6,012,156	$2,054,133	$1,168,468	$1,581,536	$680,979

PAY RATIO

For 2019, we estimate that the ratio of the annual total compensation of our CEO ($6,981,969, which is the same amount reported for our CEO in the 2019 Summary Compensation Table) to the annual total compensation of our median employee ($45,062) is 155:1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.

In accordance with Item 402(u) of Regulation S-K, in calculating our CEO pay ratio for 2019, we do not believe we experienced a change in our employee population or employee compensation arrangements that would significantly impact our pay ratio disclosure, therefore we looked to use the same median employee as we used to calculate the CEO pay ratio for 2018. However, the particular employee we selected in 2018 as our median employee is no longer employed by the Company. As such, and as allowed by SEC rules and regulations, we have used a substitute median employee in calculating our 2019 pay ratio. This substitute employee’s compensation is substantially similar to that of the median employee identified in 2018.

In accordance with the foregoing, in 2018 we determined our median employee based on total cash and equity compensation paid to our active employees as of October 1, 2018 for the period beginning on January 1, 2018 and ending on December 31, 2018. We included all full time, part time, seasonal and temporary employees, whether employed domestically or overseas, and whether employed directly or by a consolidated subsidiary. Compensation for employees hired during 2018 was annualized for all employees other than seasonal employees.

Once the median employee was identified, annual total compensation for the employee was calculated using the same methodology used for our NEOs as set forth in the 2019 Summary Compensation Table. Of the employees that were identified as potential median employees, we selected an employee based in the U.S. that was representative of our largest portion of our workforce. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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MANAGEMENT OWNERSHIP OF SHARES

The following table sets forth certain information regarding ownership of shares of common stock of Lincoln Electric as of December 31, 2019 (except as otherwise indicated) by each of our Directors and NEOs, as well as our Directors and executive officers as a group. Except as otherwise indicated, voting and investment power with respect to shares reported in this table are not shared with others.

RSUs and Performance Shares are generally not reflected in the table as there is no ability to vote or invest the shares attributable to them until they vest. The table includes shares that would be received upon the vesting of RSUs within 60 days of December 31, 2019.

BENEFICIAL OWNERSHIP TABLE
Directors	Number of Shares of Lincoln Electric Common Stock Beneficially Owned[1]	Percent of Class
Curtis E. Espeland	12,085	*
Patrick P. Goris	552	*
Stephen G. Hanks	22,042	*
Michael F. Hilton	5,313	*
G. Russell Lincoln	272,294[2]	*
Kathryn Jo Lincoln	844,471[3]	1.39%
William E. MacDonald, III	16,849	*
Phillip J. Mason	14,470	*
Ben P. Patel	1,113	*
Hellene S. Runtagh	24,878	*

NEOs
Christopher L. Mapes	418,814[4]	*
Vincent K. Petrella	167,400[5]	*
George D. Blankenship	79,471[6]	*
Steven B. Hedlund	55,947[7]	*
Jennifer I. Ansberry	31,669[8]	*
All Directors and Executive Officers as a group (23 persons)	2,210,168[9]	3.60%

* Indicates less than 1%

(1)	Reported in compliance with the beneficial ownership rules of the SEC, under which a person is deemed to be the beneficial owner of a security, for these purposes, if he or she has, or shares, voting power or investment power over the security or has the right to acquire the security within 60 days of December 31, 2019. With respect to the NEOs and executive officers, the amounts reported do not include any Performance Shares that vested and paid out in March 2020, as the number of Performance Shares to be received by each executive officer was unknown within 60 days of December 31, 2019.
(2)	Of the shares reported, Mr. Lincoln held of record 216,464 shares. 1,028 shares held of record by his spouse. The remaining shares were held of record as follows: 35,154 shares by the Laura R. Heath Family Trust for which Mr. Lincoln serves as a trustee; 19,648 shares by The G.R. Lincoln Family Foundation for which Mr. Lincoln serves as a trustee. Mr. Lincoln disclaims beneficial ownership of the shares held by his spouse, the trusts and the Foundation.

(3)	Of the shares reported, 44,194 shares were held of record by a trust established by Ms. Lincoln, under which she has sole investment and voting power. The remaining 800,277 shares were held of record by The Lincoln Institute of Land Policy, of which Ms. Lincoln is the Chair, as to which shares Ms. Lincoln disclaims beneficial ownership. Ms. Lincoln has shared voting and shared investment power on these 800,277 shares.
(4)	Of the shares reported, Mr. Mapes held of record 33,721 shares. Mr. Mapes has or had the right to acquire 385,093 shares upon the exercise of stock options within 60 days of December 31, 2019.
(5)	Of the shares reported, Mr. Petrella held of record 53,359 shares, 39,837 shares of which are held jointly with spouse and 3,296 shares of which are held in the 401(k) Plan. Mr. Petrella has or had the right to acquire 13,135 shares upon the vesting of RSUs within 60 days of December 31, 2019. Mr. Petrella has or had the right to acquire 100,906 shares upon the exercise of stock options within 60 days of December 31, 2019.
(6)	Of the shares reported, Mr. Blankenship held 49,873 shares of record, 2,140 shares of which are held jointly by Mr. Blankenship and his spouse and 6,136 shares of which are held in the 401(k) Plan. Mr. Blankenship has or had the right to acquire 3,240 shares upon the vesting of RSUs within 60 days of December 31, 2019. Mr. Blankenship has or had the right to acquire 26,358 shares upon the exercise of stock options within 60 days of December 31, 2019.
(7)	Of the shares reported, Mr. Hedlund held 12,244 shares of record, 383 shares of which are held in the Stock Purchase Plan, and 2,241 shares of which are held in the 401(k) Plan. Mr. Hedlund has or had the right to acquire 2,745 shares upon the vesting of RSUs within 60 days of December 31, 2019. Mr. Hedlund has or had the right to acquire 40,958 shares upon the exercise of stock options within 60 days of December 31, 2019.
(8)	Of the shares reported, Ms. Ansberry held of record 2,533 shares, 20 shares of which are held jointly with her spouse. Ms. Ansberry has the right to acquire 2,325 shares upon the vesting of RSUs within 60 days of December 31, 2019. Ms. Ansberry has or had the right to acquire 26,811 shares upon the exercise of stock options within 60 days of December 31, 2019.
(9)	Includes 34,020 shares that are RSUs held by all executive officers, as a group, that vest within 60 days of December 31, 2019 and 733,757 shares which all executive officers, as a group, have or had the right to acquire upon the exercise of stock options within 60 days of December 31, 2019.

In addition to the above management holdings, as of December 31, 2019, the 401(k) Plan held 1,133,083 shares of our common stock, or approximately 1.87% of the shares of our common stock outstanding.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding outstanding options and restricted stock units and shares reserved for issuance under our equity compensation plans as of December 31, 2019:

Plan category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)[1]	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)[2]	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)) (c)[3]
Equity compensation plans approved by security holders	2,029,510	$71.25	2,699,660
Equity compensation plans not approved by security holders(4)	—	—	—
Total	2,029,510	—	2,699,660

(1)	The amount shown in column (a) includes the following: nonqualified stock options of 1,318,290; deferred restricted stock units of 132,026; performance-based restricted stock units of 196,130 (assuming payout levels at maximum - as a result, this aggregate reported number may overstate actual dilution); and time-based restricted stock units of 383,064.
(2)	The weighted average exercise price in column (b) includes nonqualified stock options only.
(3)	The amount shown in column (c) represents common shares remaining available under the 2015 Equity and Incentive Compensation Plan (“Employee Plan”) and the 2015 Stock Plan for Non-Employee Directors (“2015 Director Plan”). The Employee Plan provides for the granting of options, appreciation rights, restricted shares, restricted stock units and performance-based awards. The 2015 Director Plan provides for the granting of options, restricted shares and restricted stock units. Under the Employee Plan, for any award that is not an Option Right or Appreciation Right, 3.24 common shares are subtracted from the maximum number of common shares available under the plan for every common share issued under the award. For awards of Option Rights or Appreciation Rights, however, only one common share is subtracted from the maximum number of common shares available under the Employee Plan for every common share granted. The amount in the table assumes payout levels at target for performance-based restricted stock units. Under the Director Plan only one common share is subtracted from the maximum number of common shares available for every common share granted.
(4)	The Company does not maintain equity compensation plans that have not been approved by its shareholders.

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OTHER OWNERSHIP OF SHARES

Set forth below is information about the number of shares held by any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be an owner of more than 5% of the shares of our common stock as of December 31, 2019.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	6,127,790[1]	10.11%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	5,856,865[2]	9.67%
State Street Corporation One Lincoln Street Boston, Massachusetts 02111	3,537,621[3]	5.84%
JPMorgan Chase & Co. 383 Madison Avenue New York, New York 10179	3,226,259[4]	5.32%

(1)	According to its Schedule 13G/A filed on February 12, 2020, The Vanguard Group has sole voting power over 33,508 shares, shared voting power over 8,436 shares, sole dispositive power over 6,093,167 shares and shared dispositive power over 34,623 shares. In its Schedule 13G/A filing, The Vanguard Group states that the shares of our common stock reported in the filing were acquired and held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired in connection with or as a participant in any transaction having such purpose or effect, other than activities solely in connection with a nomination under §240.14a-11.
(2)	According to its Schedule 13G/A filed on February 5, 2020, BlackRock, Inc. has sole voting power over 5,634,738 shares and sole dispositive power over 5,856,865 shares. In its Schedule 13G/A filing, BlackRock states that the shares of our common stock reported in the filing were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect.
(3)	According to its Schedule 13G filed on February 14, 2020, State Street Corporation has shared voting power over 3,408,001 shares and shared dispositive power over 3,537,621 shares. In its Schedule 13G filing, State Street Corporation states that the shares of our common stock reported in the filing were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose or with the effect of changing or influencing the control of the issuer of such securities and were not acquired and are not held in connection with or as a participant in any transaction having such purpose or effect.
(4)	According to its Schedule 13G filed on January 24, 2020, JPMorgan Chase & Co. has sole voting power over 3,095,210 shares and sole dispositive power over 3,226,259 shares. In its Schedule 13G filing, JPMorgan Chase & Co. states that the shares of our common stock reported in the filing were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of such securities and were not acquired in connection with or as a participant in any transaction having such purpose or effect, other than activities solely in connection with a nomination under §240.14a-11.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, each of Messrs. MacDonald, Hilton, and Mason and Ms. Lincoln and Ms. Runtagh served on the Compensation and Executive Development Committee. No Compensation and Executive Development Committee member was an employee of Lincoln Electric or any of its subsidiaries, and there were no reportable business relationships between Lincoln Electric and the Compensation and Executive Development Committee members. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation and Executive Development Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board.

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ANNUAL MEETING PROPOSALS

PROPOSAL 1 Election of 11 Directors to Serve until 2021 Annual Meeting

The Board recommends a vote FOR all Director Nominees.

Our Nominating and Corporate Governance Committee and our Board of Directors have determined that each of the Director nominees possesses the right skills, qualifications and experience to effectively oversee Lincoln Electric’s long-term business strategy.

	➜	See “Proposal 1 - Election of Directors” beginning on page 18 of this Proxy Statement for additional information.

PROPOSAL 2 Ratification of Independent Registered Public Accounting Firm

The Board recommends a vote FOR this proposal.

Our Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment Ernst & Young LLP as Lincoln Electric’s independent registered public accounting firm for the year ending December 31, 2020.

Fees for professional services provided by Ernst & Young LLP as our independent auditors in each of the last two fiscal years, in each of the following categories are:

	2019	2018
Audit Fees	$ 3,034,000	$ 3,318,000
Audit-Related Fees	60,000	72,000
Tax Fees	180,000	436,000
All Other Fees	—	—
Total Fees	$ 3,274,000	$ 3,826,000

Audit Fees include fees associated with the annual integrated audit of the financial statements and internal control over financial reporting in 2019 and 2018, the reviews of our quarterly reports on Form 10-Q, certain statutory audits required for our international subsidiaries and services provided in connection with regulatory filings with the SEC. Audit-Related Fees for 2019 and 2018 primarily relate to audit-related services associated with acquisitions, new accounting pronouncements and other international statutory requirements. Tax Fees include tax compliance and tax advisory services. All Other Fees include the fees billed for products and services provided other than the services reported under Audit Fees, Audit-Related Fees and Tax Fees.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services performed by our independent auditors, including the scope of and fees for such services. Generally, requests for audit, audit-related and tax services, each as defined in the policy, must be presented for approval prior to the performance of such services, to the extent known at that time. For 2019, the Audit Committee has resolved that four specific categories of services, namely audit services, audit-related services, tax advisory services, and tax compliance services, are permissible without itemized pre-approval in an amount not to exceed for each service:

Pre-Approval Amount	Services
$200,000	Audit, and Audit-Related services for acquisitions, new accounting pronouncements and other international statutory requirements
$800,000	Tax Advisory and Tax Compliance services

Itemized detail of all such services performed is subsequently provided to the Audit Committee. In addition, our independent auditors are prohibited from providing certain services described in the policy as prohibited services. All of the fees included in Audit Fees, Audit-Related Fees and Tax Fees shown above were pre-approved by the Audit Committee (or included in the $200,000 or $800,000 limits, as applicable, for certain services as detailed above).

Generally, requests for independent auditor services are submitted to the Audit Committee by our Executive Vice President, CFO and Treasurer (or other member of our senior financial management) and our independent auditors for consideration at the Audit Committee’s regularly scheduled meetings. Requests for additional services in the categories mentioned above may be approved at subsequent Audit Committee meetings to the extent that none of such services is performed prior to its approval (unless such services are included in the categories of services that fall within the dollar limits detailed above). The Chairman of the Audit Committee is also delegated the authority to approve independent auditor services requests under certain dollar thresholds provided that the pre-approval is reported at the next meeting of the Audit Committee. All requests for independent auditor services must include a description of the services to be provided and the fees for such services.

Representatives of Ernst & Young LLP are expected to be available at the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate shareholder questions. Although ratification of the appointment of the independent auditors is not required by law, the Audit Committee and the Board believe that shareholders should be given the opportunity to express their views on the subject. While not binding on the Audit Committee or the Board, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as our independent auditors would be considered by the Board in determining whether or not to continue the engagement of Ernst & Young LLP. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of independent auditors, whether or not our shareholders ratify the appointment.

MAJORITY VOTE NEEDED

Ratification requires the affirmative vote of the majority of the shares of our common stock present or represented and entitled to vote on the matter at the Annual Meeting. Unless otherwise directed, shares represented by proxy will be voted FOR ratification of the appointment of Ernst & Young LLP. Abstentions will have the same effect as a vote “against” the proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

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PROPOSAL 3 Approval, on an Advisory Basis, of Named Executive Officer Compensation

The Board recommends a vote FOR this proposal.

Our Board recommends that shareholders vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers (NEOs) for 2019.

Say-on-Pay Vote at 2019 Annual Meeting

The Compensation and Executive Development Committee believes that the historically positive say-on-pay shareholder vote reinforces the philosophy and objectives of our executive compensation program. Our next say-on-pay vote will be held at the 2021 Annual Meeting.

Our compensation philosophy is to pay for performance, a philosophy that has been rooted in our history and tradition for 125 years. Our compensation program consists of elements designed to complement one another and focus on both short-term and long-term performance. The Compensation and Executive Development Committee regularly reviews peer group data and best practices and trends related to executive compensation to ensure that our programs are properly aligned with our business strategy and philosophy, as well as promote shareholder value. The Committee receives advice from independent consultants. In addition to the information provided earlier in the CD&A section, we believe shareholders should consider the following in determining whether to approve this proposal:

OUR CULTURE AND PERFORMANCE

To maintain a performance-driven culture, we:

• expect our executives to deliver above-market financial results; • provide systems that tie executive compensation to superior financial performance;	• take action when needed to address specific business challenges; and • maintain good governance practices in the design and operation of our executive compensation programs.

We have a long track record of delivering increased value to our shareholders.

PAY FOR PERFORMANCE

In designing our executive compensation programs, a core philosophy is that our executives should be rewarded when they deliver financial results that provide value to our shareholders. Therefore, we have established a program that ties executive compensation to superior financial performance.

We have a balanced pay mix between short-term and long-term incentives:

•  Base Salaries. Base salaries for our NEOs are generally targeted at the 45th percentile of benchmark data (below market median). For 2019, the average base salary increase for the NEOs was 5.9%.

•  Annual Bonus Awards Are Aligned with Our Performance and Contain a Balanced Mix of Metrics. The total cash compensation for our NEOs, which includes base pay and the annual bonus (EMIP), is targeted at the 65th percentile of benchmark data (above market median). The EMIP is based on a balance of metrics—both financial and personal—with the financial components based on EBITB and AOWC/Sales for Compensation Purposes and with a mix of consolidated and, if applicable, segment performance. For 2019, annual bonus payments for the NEOs decreased 18%.

•  Performance Share Payouts Were Above Target. For the 2017-2019 performance cycle, the Performance Shares paid out above target, as a result of ROIC for Compensation Purposes performance above target and Adjusted Net Income for Compensation Purposes performance above threshold.

•  Long-Term Incentives Are Aligned with the Interests of Our Shareholders. We believe that incentives should be based on factors that deliver long-term sustainability for Lincoln Electric. Therefore, the NEOs receive three types of long-term incentives. The three components are: (1) stock options, (2) RSUs and (3) Performance Shares. Total awards are targeted at the 50th percentile of benchmark data (at market median).

GOOD GOVERNANCE PRACTICES

In addition to our emphasis on pay for performance, we design our programs to be current with best practices and good corporate governance. We also consider the risks associated with any particular program, design or compensation decision. We believe these assessments result in sustained, long-term shareholder value. Some of the governance practices include:

•  Officers Are Subject to Stock Ownership Guidelines

•  Compensation and Executive Development Committee Receives Regular Updates

•  Compensation and Executive Development Committee Retains Independent Advisors

•  No Compensation Consultant Conflicts of Interest

•  No Multi-Year Guarantees on Compensation

•  No Dividends on Unvested RSUs or Performance Shares

• Broad Clawback Policy • Change in Control Agreements Require a Double-Trigger • No Tax Gross-Ups • No Hedging or Pledging of Lincoln Electric stock by officers • Limited Perquisites

As illustrated above, the Compensation and Executive Development Committee has and will continue to take action to structure our executive compensation program in a manner that is performance-based, current with best practices and good corporate governance and aimed at sustaining long-term shareholder value. The Board believes that the executive compensation disclosed in the CD&A section, tabular disclosures (including the 2019 Summary Compensation Table) and other narrative disclosures in this Proxy Statement aligns with our peer group pay practices and compensation philosophy.

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, we are asking you to cast an advisory (non-binding) vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation awarded to our NEOs, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis and the tabular disclosure (together with the accompanying narrative disclosure) in this Proxy Statement, as required by the rules of the Securities and Exchange Commission, is hereby approved on an advisory basis.

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YOUR VOTE MATTERS TO US

As an advisory vote, this proposal is not binding on us. However, the Compensation and Executive Development Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by shareholders in their vote on this proposal and expects to consider the outcome of the vote when making future compensation decisions for NEOs.

MAJORITY VOTE NEEDED

A favorable vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on the matter is necessary for approval of the proposal. Abstentions will have the same effect as a vote “against” the proposal and broker non-votes will not be counted for determining whether the proposal is approved.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE, FOR APPROVAL, ON AN ADVISORY BASIS, OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

AUDIT COMMITTEE REPORT

The Audit Committee consists solely of independent Directors within the meaning of the Nasdaq listing standards. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has received and discussed with the independent auditors written disclosures regarding their independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.

The Audit Committee discussed with our internal and independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC. The Audit Committee and the Board have also recommended the selection of Ernst & Young LLP as our independent auditors for the year ending December 31, 2020 and the ratification thereof by the shareholders.

By the Audit Committee:

Stephen G. Hanks, Chair

Curtis E. Espeland

Patrick P. Goris

G. Russell Lincoln

Ben P. Patel

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FAQS

Who is soliciting proxies and why? Who is paying for the cost of this proxy solicitation?

The Board solicits the proxy and the Company pays the solicitation cost. Certain officers and employees may also solicit proxies, but do not receive compensation for these activities. We also reimburse custodians, nominees and fiduciaries for reasonable expenses incurred to forward and obtain proxy materials from beneficial holders.

How do we distribute proxy materials to shareholders sharing the same address?

We use “householding” rules to deliver only one set of voting materials (Annual Report, Proxy Statement) to shareholders who share the same address, unless we receive contrary instructions from one or more shareholders at that address. Each shareholder receives a separate proxy card. We will promptly deliver upon request a separate set of proxy materials.

How do I obtain a separate set of proxy materials at no cost?

Send a written notice to the Corporate Secretary at Lincoln Electric Holdings, Inc., 22801 St. Clair Avenue, Cleveland, Ohio 44117-1199.

Who may vote?

Record holders as of the close of business on February 28, 2020 (the record date) are entitled to vote at the Annual Meeting. As of the record date, 60,156,998 shares of our common stock were outstanding and each share is entitled to one vote per proposal brought before the meeting.

What is required for there to be a quorum at the Annual Meeting?

Holders of at least a majority of the shares of our common stock issued and outstanding on the record date (February 28, 2020) must be present, in person or by proxy, to constitute a quorum.

How do I attend and participate in the Annual Meeting?

Any shareholder of record as of the record date (February 28, 2020) can attend the Annual Meeting online at www.virtualshareholdermeeting.com/LECO2020. The webcast will start at 11:00 a.m. ET. Shareholders may submit pre-meeting questions online by visiting www.proxyvote.com. Questions must be submitted by Monday, April 20, 2020 at 5:00 p.m. ET. You will need your 16-digit control number that is printed on your proxy card or on the instructions that accompanied your proxy materials to access the meeting. Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/LECO2020. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process.

If you encounter any technical difficulties accessing the virtual meeting during check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Why is the Annual Meeting a virtual, online meeting?

As a part of our precautions regarding COVID-19 (coronavirus), we have decided to hold our Annual Meeting solely online. We believe that hosting a virtual meeting under the current environment will facilitate shareholder attendance and participation by enabling shareholders to participate from any location around the world and improves our ability to communicate more effectively with our shareholders. We have designed the virtual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. We are providing opportunities to submit questions prior to the meeting, to enable us to address appropriate questions at the Annual Meeting.

What is the difference between holding shares as a registered shareholder or as a beneficial holder?

•	Registered Shareholders: If your shares are directly registered in your name with our transfer agent/registrar, you are considered the registered shareholder, or shareholder of record. Proxy materials will be sent directly to you and you may vote during the meeting at www.virtualshareholdermeeting.com/LECO2020, or by telephone, by Internet, or by mail in the envelope provided.

•	Beneficial Holders: You are a beneficial holder if your shares are held indirectly in a brokerage account, by a trustee, or by another nominee. These entities are considered the shareholder of record and the shares are considered held in “street name.” Proxy materials are sent to the entity and they forward a voting instruction card to you, the beneficial holder. As a beneficial holder, you have the right to direct the entity on how to vote your shares and you may also attend the Annual Meeting. Since you are not the shareholder of record, you may not vote during the meeting unless you obtain a legal proxy from the entity that holds your shares. Please refer to the information your broker, trustee or nominee provided to see what voting options are available to you. If you have not heard from your broker, trustee or nominee, please contact them.

What shares are included on the proxy card?

Shareholder type:	Registered Shareholder & participant in The Lincoln Electric Company Employee Savings Plan (401(k) Plan)	Beneficial Holder with shares held by a broker, trustee or nominee	Both a Registered Shareholder and a Beneficial Holder of shares
Shares included on the proxy card:	All shares registered in your name will be represented (including 401(k) plan shares) Note: If you do not have identical names on your accounts, we cannot consolidate your share information.	You will receive a voting instruction form from your broker, trustee or nominee instructing you on how to vote.	You will receive a proxy card from us and a voting instruction form from your nominee instructing you on how to vote.

What is a broker non-vote and what effect does it have?

A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial holder and is then unable to vote the shares. If you hold your shares beneficially through a broker, trustee or nominee, you must communicate your voting instructions to them to have your shares voted. Please note that your nominee cannot vote on your behalf on the election of Directors (Proposal 1) and the approval, on an advisory basis, of NEO compensation (Proposal 3) unless you provide specific voting instructions to them by following the instructions provided to you.

Broker non-votes, as well as abstentions, will be counted to determine whether a quorum is present at the Annual Meeting.

Broker non-votes will not be counted when determining votes for a particular proposal (i.e., it will not be considered a vote “cast”).

How do I vote?

Registered Shareholders

Vote during the meeting at www.virtualshareholdermeeting.com/LECO2020 or by proxy in any one of four ways outlined in the Proxy Summary section of this Proxy Statement.

Participants in the 401(k) Plan

The 401(k) Plan’s independent Trustee, Fidelity Management Trust Company, will vote your 401(k) Plan shares according to your voting directions, which you can provide by Internet, telephone or mail. As 401(k) Plan shares are held in a qualified plan, you are not able to vote 401(k) Plan shares during the Annual Meeting. If you do not vote, the Trustee will not vote your plan shares.

Beneficial Holders

If your shares are held by a bank, broker, trustee or some other nominee (in street name), that entity will give you separate voting instructions.

What happens if I sign, date and return my proxy but do not specify how I want my shares voted on the proposals?

Registered Shareholders: Your shares will be voted FOR the election of all of the Director nominees, FOR the ratification of the appointment of our independent registered public accounting firm, and FOR the approval, on an advisory basis, of the compensation of our NEOs.

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Beneficial Holders: Your nominee cannot vote your uninstructed shares on non-routine matters such as Proposal 1 (election of Directors) and Proposal 3 (approval, on an advisory basis, of NEO compensation). Your nominee can vote your uninstructed shares on routine matters such as Proposal 2 (ratification of the appointment of our independent registered public accounting firm).

May I revoke my proxy or change my vote?

Registered Shareholders: Yes, you may change or revoke your proxy prior to the closing of the polls in any one of the following FOUR ways:

1.	Send a written notice to our Corporate Secretary stating that you want to revoke your proxy;

2.	Mail a completed and signed proxy card with a later date (which will automatically revoke the earlier proxy);

3.	Vote by telephone or Internet at a later date (which will automatically revoke the earlier proxy); or

4.	Vote during the Annual Meeting at www.virtualshareholdermeeting.com/LECO2020. Because 401(k) plan shares are held in a qualified plan, you are not able to revoke or change your vote on 401(k) plan shares at the Annual Meeting.

Beneficial Holders: Check with your broker, trustee or nominee to determine how to change your vote.

Who counts the votes?

Broadridge Financial Solutions, Inc. is the independent agent who receives and tabulates the votes. They are also our inspector of elections at the Annual Meeting.

May I receive future shareholder communications over the Internet?

Registered Shareholders: Yes. Please mark the appropriate box on your proxy card, or follow the prompts if voting by telephone or Internet.

Beneficial Holders: Refer to the information provided by your nominee on how to select future shareholder communications by Internet.

When are shareholder proposals due to be considered for inclusion in next year’s Annual Meeting in 2021?

In order to have a shareholder proposal included in Lincoln Electric’s proxy materials for the 2021 Annual Meeting, a shareholder proposal must be received in writing by the Corporate Secretary at Lincoln Electric Holdings, Inc., 22801 St. Clair Avenue, Cleveland, Ohio 44117-1199 on or before November 20, 2020.

If shareholders want to present proposals at our 2021 Annual Meeting that are not included in Lincoln Electric’s proxy materials, they must comply with the requirements in our Amended and Restated Code of Regulations. These include providing a written notice containing certain information, and such notice must be received no earlier than December 23, 2020 and no later than January 22, 2021. If the Board of Directors chooses to present any information submitted after the applicable deadlines at the 2021 Annual Meeting, then the persons named in proxies solicited by the Board for the 2021 Annual Meeting may exercise discretionary voting power with respect to such information.

May I submit a nomination for Director?

Yes. A shareholder must send a written notice to the Corporate Secretary at Lincoln Electric Holdings, Inc., 22801 St. Clair Avenue, Cleveland, Ohio 44117-1199. The notice must include information about the shareholder and the person he or she intends to nominate, which is required by our Amended and Restated Code of Regulations. Nominations must be received in the Corporate Secretary’s Office at least 80 days before the date of the annual meeting at which the nomination is to be made.

If we have not publicly announced the date of the annual meeting more than 90 days prior to the annual meeting date, shareholder nominations would have needed to be received in the Corporate Secretary’s Office no later than the close of business on the tenth day following the day on which we publicly announced the date of the annual meeting. For the 2020 Annual Meeting, we had to receive nominations no later than the close of business on February 2, 2020, as we publicly announced the date of this year’s Annual Meeting on January 13, 2020, which is more than 90 days prior to this year’s Annual Meeting date. Accordingly, no additional nominations can be made for this year’s Annual Meeting.

HOW DO I CONTACT LINCOLN ELECTRIC?

FOR GENERAL INFORMATION: Lincoln Electric Holdings, Inc. 22801 St. Clair Avenue Cleveland, Ohio 44117-1199 Attention: Amanda Butler, Vice President, Investor Relations & Communications	TO CONTACT THE DIRECTORS: Lincoln Electric Holdings, Inc. 22801 St. Clair Avenue Cleveland, Ohio 44117-1199 Attention: Corporate Secretary

Please name any specific intended Board recipient(s) in the communication. Prior to forwarding any correspondence, the Corporate Secretary will review the correspondence and, at his or her discretion, may not forward certain items if they are deemed of a frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere within Lincoln Electric for review and possible response.

Please visit our website at www.lincolnelectric.com for current developments at Lincoln Electric. The information on our website is not incorporated by reference into this Proxy Statement or any of our periodic reports.

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APPENDIX A—DEFINITIONS AND NON-GAAP FINANCIAL MEASURES

The discussion of our results in the CD&A and other sections of this Proxy Statement includes reference to our EBIT, EBITB, Adjusted net income, Adjusted diluted earnings per share, Adjusted EBIT, Adjusted operating income, Adjusted operating income margin, Adjusted effective tax rate, Return on Invested Capital (ROIC), Average Operating Working Capital to Sales (AOWC/Sales), 3-year and 5-year Total Shareholder Return (TSR), Organic Sales, Cash Conversion and Free Cash Flow (FCF) performance. Some of these metrics are considered Non-GAAP financial measures, as management uses various GAAP and non-GAAP financial measures in assessing and evaluating our underlying operating performance. Non-GAAP financial measures exclude the impact of special items on our reported financial results. Non-GAAP financial measures should be read in conjunction with the generally accepted accounting principles in the United States (“GAAP”), as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures. The following defines the financial and non-GAAP financial measures discussed in the CD&A and other sections of this Proxy Statement. Certain reclassifications have been made to prior year financial statements and financial measures to conform to current year classifications.

ADJUSTED DILUTED EARNINGS PER SHARE

Adjusted Diluted Earnings Per Share is defined as reported Diluted Earnings Per Share excluding certain disclosed special items.

ADJUSTED EBIT

Adjusted EBIT is defined as reported EBIT excluding certain disclosed special items.

ADJUSTED EFFECTIVE TAX RATE

Adjusted Effective Tax Rate is defined as reported Effective Tax Rate excluding the tax effect of certain disclosed special items.

ADJUSTED NET INCOME

Adjusted Net Income is defined as reported Net Income excluding certain disclosed special items.

ADJUSTED NET INCOME FOR COMPENSATION PURPOSES

Adjusted Net Income for Compensation Purposes is defined as reported Net Income excluding certain disclosed special items and other adjustments as approved by the Compensation and Executive Development Committee.

ADJUSTED OPERATING INCOME

Adjusted Operating Income is defined as reported Operating Income excluding certain disclosed special items.

ADJUSTED OPERATING INCOME MARGIN

Adjusted Operating Income Margin is defined as Adjusted Operating Income divided by Net sales.

AOWC/SALES

AOWC/Sales is defined as net operating working capital as of period end divided by annualized rolling three months of sales. Net operating working capital is defined as Accounts receivable plus Inventory less Trade accounts payable.

AOWC/SALES FOR COMPENSATION PURPOSES

AOWC/Sales for Compensation Purposes is defined as the three-month average operating working capital (gross accounts receivable plus gross inventory less trade accounts payable) divided by the rolling twelve-months of sales calculated at budgeted exchange rates and adjusted for the results of businesses acquired during the year.

CASH CONVERSION

Cash Conversion is defined as Free Cash Flow divided by Adjusted Net Income.

EBIT

EBIT is an amount equal to earnings before interest and tax defined as operating income plus Other income (expense).

EBITB

EBITB is an amount equal to earnings before interest, tax and bonus, calculated at budgeted exchange rates and adjusted for special items as determined by management. The adjustments for special items include such items as rationalization charges, certain asset impairment charges, the gains and losses on certain transactions including the disposal of assets and the results of businesses acquired during the year. Adjusted Operating Income is a representative measure of EBITB.

FREE CASH FLOW (FCF)

Free Cash Flow is defined as Net cash provided by operating activities less Capital expenditures.

ORGANIC SALES

Organic Sales is defined as sales excluding the effects of foreign currency and acquisitions.

RETURN ON INVESTED CAPITAL (ROIC)

ROIC is defined as rolling 12 months of Adjusted net income excluding tax-effected interest income and expense divided by Invested capital. Invested capital is defined as total debt, which includes Amounts due banks, Current portion of long-term debt and Long-term debt, less current portion, plus Total equity.

RETURN ON INVESTED CAPITAL (ROIC) FOR COMPENSATION PURPOSES

ROIC for Compensation Purposes is calculated by an independent third-party and is adjusted for certain transactions as approved by the Compensation and Executive Development Committee. In 2015, pension settlement charges primarily related to the purchase of a group annuity contract were excluded. In 2016, the ROIC for Compensation Purposes was adjusted to exclude the incremental balance in cash and marketable securities as of December 31, 2016 compared with the December 31, 2013 balance, as well as interest expense, associated with the long-term notes drawn as a result of the execution of our capital allocation strategy.

TOTAL SHAREHOLDER RETURN (TSR)

TSR is an amount equal to the net stock price change for our common stock plus the reinvestment of dividends paid over the prescribed period of time.

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ADJUSTED OPERATING INCOME

The following table presents a reconciliation of Operating income as reported to Adjusted operating income for the years ended December 31, 2009 to 2019:

($ in thousand)	Year Ended December 31,
	2019	2018	2017	2016	2015	2014	2013	2012	2011	2010	2009
Operating income (as reported)	$370,910	$375,539	$376,942	$283,614	$324,582	$367,080	$413,705	$376,801	$305,719	$200,182	$115,252
Special items (pre-tax):
Rationalization and asset impairment charges	15,188	25,285	6,590	—	19,958	30,053	8,463	9,354	282	(384)	29,897
Venezuela deconsolidation and remeasurement losses	—	—	—	34,348	27,214	21,133	12,198	—	—	3,123	—
Bargain purchase gain	—	—	(49,650)	—	—	—	—	—	—	—	—
Gains on asset disposals	(3,045)	—	—	—	—	—	—	—	—	—	—
Acquisition transaction and integration costs	1,804	4,498	15,002	—	—	—	—	—	—	—	—
Amortization of step up in value of acquired inventories	3,008	—	4,578	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	705	1,381	—	—	—
Adjusted operating income	$387,865	$405,322	$353,462	$317,962	$371,754	$418,266	$435,071	$387,536	$306,001	$202,921	$145,149
Adjusted operating income margin	12.9%	13.4%	13.5%	14.0%	14.7%	14.9%	15.3%	13.6%	11.4%	9.8%	8.4%

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

The following table presents reconciliations of Net income and Diluted earnings per share as reported to Adjusted net income and Adjusted diluted earnings per share for the years ended December 31, 2009 to 2019:

($ in thousands except per share amounts)	Year Ended December 31,
	2019	2018	2017	2016	2015	2014	2013	2012	2011	2010	2009
Net income (as reported)	$293,109	$287,066	$247,503	$198,399	$127,478	$254,686	$293,780	$257,411	$217,186	$130,244	$48,576
Special items:
Rationalization and asset impairment charges	15,188	25,285	6,590	—	19,958	30,053	8,463	9,354	282	(384)	29,897
Venezuela deconsolidation and remeasurement losses	—	—	—	34,348	27,214	21,133	12,198	—	—	3,123	—
Pension settlement charges	—	6,686	8,150	—	142,738	—	—	—	—	—	(2,144)
Bargain purchase gain	—	—	(49,650)	—	—	—	—	—	—	—	—
Gains on asset disposals	(3,554)	—	—	—	—	—	—	—	—	—	—
Gain on change in control	(7,601)	—	—	—	—	—	—	—	—	—	—
Acquisition transaction and integration costs	1,804	4,498	15,002	—	—	—	—	—	—	—	—
Amortization of step up in value of acquired inventories	3,008	—	4,578	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	(805)	(363)	1,381	—	1,782	2,877
Tax effect of Special items	(7,386)	(6,896)	20,536	(8,293)	(57,204)	861	(890)	(2,387)	(4,889)	(5,165)	(6,108)
Adjusted net income	$294,568	$316,639	$252,709	$224,454	$260,184	$305,928	$313,188	$265,759	$212,579	$129,600	$73,098

Diluted earnings per share (as reported)	$4.68	$4.37	$3.71	$2.91	$1.70	$3.18	$3.54	$3.06	$2.56	$1.53	$0.57
Special items per share	$0.02	$0.45	$0.08	$0.38	$1.78	$0.64	$0.23	$0.10	$(0.05)	$(0.01)	$0.29
Adjusted diluted earnings per share	$4.70	$4.82	$3.79	$3.29	$3.48	$3.82	$3.77	$3.16	$2.51	$1.52	$0.86

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RETURN ON INVESTED CAPITAL (ROIC)

The following table presents calculations of ROIC for the years ended December 31, 2009 to 2019:

($ in thousands)	Year Ended December 31,
	2019	2018	2017	2016	2015	2014	2013	2012	2011	2010	2009
Adjusted net income	$294,568	$316,639	$252,709	$224,454	$260,184	$305,928	$313,188	$265,759	$212,579	$129,600	$73,098
Plus: Interest expense (after-tax)	19,465	18,386	14,947	11,775	13,469	6,439	1,767	2,597	4,164	4,156	5,293
Less: Interest income (after-tax)	1,896	5,206	2,955	1,291	1,675	1,909	2,049	2,471	1,938	1,479	2,150
Adjusted net income before tax effected interest	$312,137	$329,819	$264,701	$234,938	$271,978	$310,458	$312,906	$265,885	$214,805	$132,277	$76,241
Invested capital	$1,566,348	$1,590,252	$1,638,720	$1,417,799	$1,287,073	$1,356,435	$1,549,775	$1,378,596	$1,296,620	$1,247,183	$1,209,392
Return on invested capital	19.9%	20.7%	16.2%	16.6%	21.1%	22.9%	20.2%	19.3%	16.6%	10.6%	6.3%

CASH CONVERSION

The following table presents calculations of Cash Conversion for the years ended December 31, 2017 to 2019:

($ in thousands)	Year Ended December 31,
	2019	2018	2017
Cash flow from operations	$403,185	$329,152	$334,845
Less: Capital expenditures	69,615	71,246	61,656
Free Cash Flow	$333,570	$257,906	$273,189
Adjusted net income	$294,568	$316,639	$252,709
Cash Conversion	113%	81%	108%

22801 ST. CLAIR AVE. c/o JENNIFER ANSBERRY CLEVELAND, OH 44117

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 21, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LECO2020
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 21, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received no later than 11:59 P.M. Eastern Time the day before the cut-off date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E99415-P31661	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LINCOLN ELECTRIC HOLDINGS, INC.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors Recommends a Vote FOR the nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. All of the proposals have been proposed by Lincoln Electric. The shares represented by your proxy will be voted in accordance with the voting instructions you specify below.
					☐	☐	☐

1.	Election of directors:
Nominees:
	01)	Curtis E. Espeland	07)	William E. MacDonald, III
	02)	Patrick P. Goris	08)	Christopher L. Mapes
	03)	Stephen G. Hanks	09)	Phillip J. Mason
	04)	Michael F. Hilton	10)	Ben P. Patel
	05)	G. Russell Lincoln	11)	Hellene S. Runtagh
	06)	Kathryn Jo Lincoln								For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020.									☐	☐	☐

3.	To approve, on an advisory basis, the compensation of our named executive officers.									☐	☐	☐

In their discretion, the proxies named herein are also authorized to take any action upon any other business that may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) to the Annual Meeting.

Address Change? Mark box, sign, and indicate changes on the back:							☐

I consent to access future shareholder communications over the Internet as stated in the proxy statement.					☐	☐
					Yes	No
Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.								If you sign, date and return your proxy but do not give specific voting instructions, your votes will be cast FOR all nominees in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

Signature [PLEASE SIGN WITHIN BOX]				Date				Signature (Joint Owners)	Date

LINCOLN ELECTRIC HOLDINGS, INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, April 22, 2020
11:00 a.m. (ET)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

E99416-P31661

LINCOLN ELECTRIC HOLDINGS, INC.	PROXY AND VOTING INSTRUCTION

THIS PROXY AND THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 22, 2020.

The shareholder signing this card appoints Christopher L. Mapes, Vincent K. Petrella and Jennifer I. Ansberry, together or separately, as proxies, each with the power to appoint a substitute. They are directed to vote, as indicated on the reverse side of this card, all the Lincoln Electric common shares held by the signing shareholder on the record date, at the Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Time, on April 22, 2020, via live webcast at www.virtualshareholdermeeting.com/LECO2020 or at any postponement(s) or adjournment(s) of the meeting, and, in their discretion, on all other business properly brought before the meeting or at any postponement(s) or adjournment(s) of the meeting.

As described more fully in the proxy statement and below, this card also provides voting instructions to Fidelity Management Trust Company, as Trustee under The Lincoln Electric Company Employee Savings Plan ("401(k) Plan” or “Plan”). The signing Plan participant directs the Trustee to vote, as indicated on the reverse side of this card, all the Lincoln Electric common shares credited to the account of the signing Plan participant as of the record date, at the Annual Meeting of Shareholders, and in the Trustee’s discretion, on all other business properly brought before the meeting.

NOTE TO PARTICIPANTS IN THE 401 (K) PLAN. As a participant in the 401(k) Plan, you have the right to direct Fidelity Management Trust Company, as Trustee for the Plan, to vote the shares allocated to your Plan account. Participant voting directions will remain confidential. To direct the Trustee by mail to vote the shares allocated to your Plan account, please mark the voting instruction form and sign and date it on the reverse side. A postage-paid envelope for mailing has been included with your materials. To direct the Trustee by telephone or over the Internet to vote the shares allocated to your Plan account, please follow the instructions and use the Company Number given on the reverse side. Each participant who gives the Trustee voting directions acts as a named fiduciary for the 401(k) Plan under the provisions of the Employee Retirement Income Security Act of 1974, as amended.

If you do not give specific voting directions on the voting instruction form or when you vote by phone or over the Internet, the Trustee will vote the Plan shares as recommended by the Board of Directors. If you do not return the voting instruction form or do not vote by phone or over the Internet by 11:59 p.m. Eastern Time on April 19, 2020, the Trustee shall not vote the Plan shares. Plan shares representing forfeited account values that have not been reallocated at the time of the proxy solicitation will be voted by the Trustee in proportion to the way other 401(k) Plan participants directed their Plan shares to be voted.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

See reverse for voting instructions.